EXHIBIT 10.1

THIS PLAN SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF VOTES WITH RESPECT TO A CHAPTER 11 PLAN OF REORGANIZATION. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. ACCEPTANCES OR REJECTIONS WITH RESPECT TO A CHAPTER 11 PLAN OF REORGANIZATION MAY NOT BE SOLICITED EXCEPT IN ACCORDANCE WITH THE BANKRUPTCY CODE.

PLAN SUPPORT AGREEMENT

This PLAN SUPPORT AGREEMENT (the “Agreement”) is made and entered into as of March 4, 2014 (the “Agreement Effective Date”) by and between (i) USEC Inc., a Delaware corporation (“USEC”) and (ii) Toshiba Corporation, a corporation organized under the laws of Japan, and Toshiba America Nuclear Energy Corporation, a Delaware corporation (“TANE,” and together with Toshiba Corporation, “Toshiba”) (USEC and Toshiba, each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, USEC contemplates a restructuring (the “Restructuring”) pursuant to the terms of the term sheet (the “Term Sheet”) attached hereto as Exhibit A.
WHEREAS, USEC anticipates that the Restructuring will be implemented through a pre-packaged or pre-arranged chapter 11 plan of reorganization.
WHEREAS, Toshiba holds USEC’s Series B-1 12.75% convertible preferred stock (the “Existing Preferred Stock”) and warrants (the warrants together with the Existing Preferred Stock, the “Toshiba Stock Interests”), which is proposed to be treated in the Restructuring as outlined in the Term Sheet.
WHEREAS, Toshiba desires to evidence its support for the Restructuring in accordance with the terms of this Agreement.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

1.     Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in alphabetical order below:
“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Securities Exchange Act of 1934.
“Agreement” has the meaning set forth in the preamble.
“Agreement Effective Date” has the meaning set forth in the preamble.
“B&W” means Babcock and Wilcox Investment Company, a Delaware corporation.

“B&W PSA” means, on the date hereof, as amended, the plan support agreement entered into by and between USEC and B&W.
“Ballot” means the ballot distributed with the Disclosure Statement for voting on the Plan.
“Bankruptcy Code” means title 11 of the United States Code.
“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.
“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in New York City.
“Chapter 11 Case” means the voluntary chapter 11 proceeding to be commenced by USEC for the principal purpose of implementing the Restructuring through the terms of the Plan.
“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan.
“Consenting Noteholder” means a signatory to the Noteholder PSA, including any signatory to an “Assumption Agreement” executed pursuant to the Noteholder PSA.
“Definitive Documents” means the Disclosure Statement, the Plan, the DIP Facility, the Exit Facility, and all related implementing documents, agreements, exhibits, annexes and schedules (including any corporate governance documents, management incentive plan documents and documents evidencing the New Notes), as such documents may be amended, modified or supplemented from time to time in accordance with the terms hereof, reflecting the transactions embodied in the Term Sheet and in each case mutually acceptable to (a) USEC and the Majority Consenting Noteholders in accordance with the Noteholder PSA, (b) B&W in accordance with the B&W PSA, and (c) Toshiba, but solely with respect to the Plan and Disclosure Statement (in each instance, solely with respect to any provisions adversely impacting Toshiba’s treatment under, or any other material provision of, the Plan), the Indenture (as defined in the Term Sheet) and related documents and corporate governance documents; provided, however, that (i) the Plan shall be substantially in the form attached as Exhibit C with such changes hereafter as shall be mutually acceptable to (a) USEC and the Majority Consenting Noteholders in accordance with the Noteholder PSA, (b) B&W in accordance with the B&W PSA, and (c) Toshiba, but solely with respect to any provision adversely impacting Toshiba’s treatment, or any other material provision of, under the Plan; (ii) the New USEC Governing Documents (as such term is defined in the Plan) shall be substantially in the forms attached as Exhibit D with such changes hereafter as shall be mutually acceptable to USEC, the Majority Consenting Noteholders in accordance with the Noteholder PSA, B&W in accordance with the B&W PSA, and Toshiba; and (iii) the Indenture and the Limited Subsidiary Guaranty (as such terms are defined in the Plan) shall have terms and provisions consistent with the Term Sheet and mutually acceptable to USEC, the Majority Consenting Noteholders in accordance with the Noteholder PSA, B&W in accordance with the B&W PSA, and Toshiba.
“DIP Facility” means financing and/or cash collateral arrangements with EnrichmentCo for the purpose of funding the Chapter 11 Case, which shall be mutually acceptable to USEC and the Majority Consenting Noteholders in accordance with the Noteholder PSA.
“Disclosure Statement” means the disclosure statement in respect of the Plan describing, among other things, the Restructuring and the other transactions contemplated by the Term Sheet.

“Effective Date” means the date on which the Plan, following entry of the Confirmation Order by the Bankruptcy Court, becomes effective in accordance with its terms.
“EnrichmentCo” means United States Enrichment Corporation, a subsidiary of USEC.
“Exit Facility” means third-party secured financing and/or intercompany secured lending for the purpose of satisfying in full the DIP Facility, if any, and providing sufficient liquidity for USEC to emerge from Chapter 11 and for USEC and its subsidiaries to operate after USEC’s emergence from Chapter 11, which shall be mutually acceptable to USEC, the Majority Consenting Noteholders.
“Existing Preferred Stock” has the meaning set forth in the recitals.
“Majority Consenting Noteholders” means Consenting Noteholders holding a majority in principal amount of the Notes held by the Consenting Noteholders.
“Material Conditions” means the conditions set forth in paragraph 4 of this Agreement.
“Noteholder PSA” means the Plan Support Agreement entered into on December 13, 2013, by and among USEC and the Consenting Noteholders, as amended from time to time.
“Notes” means USEC’s 3.0% Convertible Senior Notes due October 1, 2014.
“Party” or “Parties” has the meaning set forth in the preamble.
“Person” means and includes an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group, or any legal entity or association.
“Petition Date” means the date on which the Chapter 11 Case is commenced in the Bankruptcy Court.
“Plan” means USEC’s proposed plan of reorganization, including all exhibits and supplements thereto, the terms of which shall be consistent with the Term Sheet, and which shall be substantially in the form attached as Exhibit C with such changes hereafter as shall be mutually acceptable to (a) USEC and the Majority Consenting Noteholders in accordance with the Noteholder PSA, (b) B&W in accordance with the B&W PSA, and (c) Toshiba, but solely with respect to any provision that adversely impacts Toshiba’s treatment under, or any other material provision of, the Plan.
“Press Release” has the meaning set forth in paragraph 9 of this Agreement.
“RD&D Program” has the meaning set forth in paragraph 5(b)(v) of this Agreement.
“Restructuring” has the meaning set forth in the recitals.
“Solicitation” means the solicitation of votes on the Plan through the distribution of Ballots either prior to the Petition Date under a pre-packaged process, as permitted by section 1126(b) of the Bankruptcy Code, or after the Petition Date under a pre-arranged process, in accordance with section 1125(b) of the Bankruptcy Code.
“Termination Date” has the meaning set forth in paragraph 5(d) of this Agreement.
“Term Sheet” has the meaning set forth in the recitals.
“Toshiba” has the meaning set forth in the preamble.

“Toshiba Advisors” means GLC Advisors & Co., Morrison & Foerster LLP and Delaware counsel to Toshiba.
“Toshiba Claims and/or Interests” means any claims and/or interests that Toshiba or its Affiliates have, or may assert or in the future assert, against USEC arising out of or related to the Toshiba Stock Interests; provided, however, that the term does not include any claims and/or interests related to the commercial arrangements among Toshiba and its Affiliates and USEC and its Affiliates other than those arising out of or related to the Toshiba Stock Interests.
“Toshiba Stock Interests” has the meaning set forth in the recitals.
“USEC” has the meaning set forth in the preamble.
2.     Commitment of Toshiba. Subject to the satisfaction or waiver of the Material Conditions pursuant to paragraph 4 of this Agreement, and as long as this Agreement has not been terminated pursuant to paragraph 5 of this Agreement, Toshiba shall:
(i)     notwithstanding anything to the contrary in the documents governing or relating to the Toshiba Claims and/or Interests, not convert, exercise, assign, sell, grant, pledge, convey or otherwise transfer (or agree to any of the foregoing) in whole or in part any portion of its right, title or interests in the Toshiba Claims and/or Interests, including the Toshiba Stock Interests, or its voting rights with respect thereto and, to the maximum extent permitted by applicable law, any transfers made by Toshiba of the Toshiba Claims and/or Interests, including the Toshiba Stock Interests, made in violation of this Agreement shall be null and void;
(ii)     in the context of a Solicitation, vote all Toshiba Claims and/or Interests, including the Toshiba Stock Interests, in favor of the Plan in accordance with the applicable procedures set forth in the Disclosure Statement and accompanying voting materials, and return a duly-executed Ballot in connection therewith no later than the deadline for voting on the Plan;
(iii)     not withdraw or revoke its vote on the Plan;
(iv)    following the commencement of the Chapter 11 Case, not (A) object, on any grounds, to confirmation of the Plan, except to the extent that the terms of such Plan are materially inconsistent with the terms contained in the Term Sheet, or (B) directly or indirectly seek, solicit, support or encourage (x) any objection to the Plan or (y) any other plan of reorganization or liquidation;
(v)    subject to appropriate confidentiality measures or agreements, cooperate to the extent reasonable and practicable with USEC’s efforts to obtain required regulatory approvals of the Restructuring and provide any information that may be required by regulatory agencies as a condition to obtaining such approvals; and
(vi)    (A) not seek to exercise, or support the exercise of, any rights or remedies against USEC that Toshiba may have under the documents governing or relating to the Toshiba Claims and/or Interests, including the Toshiba Stock Interests, (B) use its reasonable best efforts to support and complete the transactions and actions embodied in the Term Sheet, and (C) not take any other action, including, without limitation, initiating any legal proceeding that is inconsistent with, or that would delay consummation of, the transactions embodied in the Term Sheet or otherwise have a material and adverse impact on USEC; provided, however, that clause (C) above shall not affect the rights of Toshiba (1) under this Agreement or any other agreement Toshiba or its Affiliates may have with USEC or its Affiliates other than with respect to the Toshiba Claims and/or Interests or (2) in its or

any of its Affiliates’ capacities a member of, or contractor to, American Centrifuge Manufacturing, LLC or American Centrifuge Demonstration, LLC.
3.     USEC Commitment.    Subject to the satisfaction or waiver of the Material Conditions pursuant to paragraph 4 of this Agreement, and as long as this Agreement has not been terminated pursuant to paragraph 5 of this Agreement, USEC shall:
(i)     use its reasonable best efforts to (A) support and complete the transactions embodied in the Term Sheet; (B) do all things reasonably necessary and appropriate in furtherance of the transactions embodied in the Term Sheet; and (C) obtain any and all required regulatory and/or third-party approvals for the transactions embodied in the Term Sheet;
(ii)     not take any action that is inconsistent with, or is intended or is reasonably likely to interfere with or impede or delay consummation of, the Restructuring and the transactions embodied in the Term Sheet including but not limited to, soliciting, encouraging or initiating any offer or proposal from, or entering into any agreement with, any person or entity concerning any actual or proposed transaction involving any or all of (A) a competing plan of reorganization or other financial and/or corporate restructuring of USEC, (B) the issuance, sale or other disposition of any equity or debt interests, or any material assets of USEC, or (C) a merger, consolidation, business combination, liquidation, recapitalization, refinancing or similar transaction involving USEC; provided, however, that in no event shall the provisions of this subparagraph (ii) limit any interactions or communications between USEC and the Consenting Noteholders, B&W, the Department of Energy, the Nuclear Regulatory Commission or the Pension Benefit Guaranty Corporation with respect to the Restructuring or any other matter, provided that such interactions or communications are not inconsistent with the Restructuring or the Term Sheet;
(iii)     regardless of whether the Restructuring is consummated, pay promptly in cash any and all reasonable documented out-of-pocket expenses incurred by Toshiba (except to the extent that Toshiba has breached and not cured any of its obligations under this Agreement) and the reasonable and documented fees and out-of-pocket expenses of the Toshiba Advisors (A) upon the Agreement Effective Date, all such amounts incurred and invoiced to USEC prior to the Agreement Effective Date, but not exceeding $1,200,000 for such period, and (B) on a monthly basis all such amounts incurred and invoiced to USEC on a monthly basis after the Agreement Effective Date through the earlier of the Effective Date or the Termination Date, but not exceeding in the aggregate $175,000 per month for such period (the “Toshiba Advisor Fee Cap”); provided, that any unused portion of the Toshiba Advisor Fee Cap in a particular month may be used to pay the fees and expenses of the Toshiba Advisors in previous or subsequent months where the Toshiba Advisor fees and expenses exceed the Toshiba Advisor Fee Cap; and
(iv)    not agree to any resolution of pension claims, including the alleged Portsmouth 4062(e) event, with the Pension Benefit Guarantee Corporation without the consent of the Majority Consenting Noteholders in accordance with the Noteholder PSA.

4.     Material Conditions.
(a)    Before (1) USEC commences the Solicitation on the Plan or commences the Chapter 11 Case and (2) Toshiba will be obligated to support the Plan under this Agreement, the following conditions (the “Material Conditions”) shall be satisfied and continuing or shall be waived as provided in subparagraph (b) below:
(i)    the “Material Conditions” under the Noteholder PSA shall be satisfied or waived in accordance with the Noteholder PSA; and
(ii)    the Definitive Documents and “first day” motions and other pleadings or filings to be made by USEC in conjunction with the commencement of the Chapter 11 Case shall be completed in form and substance mutually acceptable to USEC, the Majority Consenting Noteholders in accordance with the Noteholder PSA, B&W in accordance with the B&W PSA, and Toshiba (but, with respect to the Definitive Documents, solely to the extent set forth herein, and with respect to the “first day” motions and other pleadings or filings to be made by USEC in conjunction with the commencement of the Chapter 11 Case, solely to the extent such motion adversely impacts Toshiba’s treatment under, or any other material provision of, the Plan).
(b)    Any of the Material Conditions may be waived between and with the consent of USEC, the Majority Consenting Noteholders in accordance with the Noteholder PSA, B&W in accordance with the B&W PSA, and Toshiba.
5.     Termination.
(a)    This Agreement shall terminate in the event that (i) the Parties mutually agree to such termination in writing (ii) this Agreement is terminated pursuant to any of the remaining provisions of this paragraph 5, or (iii) the Effective Date occurs.
(b)    USEC may terminate this Agreement as to all of the Parties upon three (3) Business Days written notice to Toshiba of the occurrence of any of the following events:
(i)    the board of directors of USEC determines in good faith and upon advice of counsel that proceeding with the Restructuring, or the confirmation and consummation of the Plan, would be inconsistent with the exercise of its fiduciary duties;
(ii)    the Material Conditions are not satisfied or waived by March 4, 2014;
(iii)    a material breach by Toshiba of its obligations under this Agreement that would have a material adverse impact on USEC or on the prompt confirmation or consummation of the Plan, which material breach is not cured on or within three (3) Business Days after the giving of written notice of such breach to Toshiba;
(iv)    the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order denying any requisite approval of, or enjoining, the consummation of a material portion of the Restructuring or the confirmation or consummation of the Plan;
(v)    termination or suspension or the announcement of intention to terminate or suspend funding by the Department of Energy for at least 80% of the cost of the American Centrifuge Cascade

Demonstration Test Program (such program, including any extension or successor program, the “RD&D Program”);
(vi)    termination or suspension, or material delay in completion, of the RD&D Program or announcement of intention to terminate or suspend or material delay in completion of the RD&D Program, each other than as a result of action or inaction by USEC;
(vii)    termination, suspension or materially adverse modification of, or the announcement of the intention to terminate, suspend or modify in a materially adverse manner by Joint Stock Company Techsnabexport, that certain transitional supply agreement dated as of March 23, 2011 between EnrichmentCo and Joint Stock Company Techsnabexport;
(viii)    the entry of an order by the Bankruptcy Court or any other court with appropriate jurisdiction which would have the effect of delaying, preventing, or impeding the Restructuring; or
(ix) either the Noteholder PSA or the B&W PSA is terminated pursuant to its terms.
(c)    This Agreement may be terminated by Toshiba upon three (3) Business Days written notice to USEC of the occurrence of any of the following events:
(i)    USEC fails to act in a manner materially consistent with this Agreement or breaches this Agreement;
(ii)    the Material Conditions are not satisfied or waived by March 4, 2014;
(iii)    the board of directors of USEC determines that proceeding with the Restructuring, or the confirmation and consummation of the Plan, would be inconsistent with the exercise of its fiduciary duties;
(iv)    USEC fails to commence (A) the Solicitation or (B) the Chapter 11 Case in the Bankruptcy Court on or before March 7, 2014;
(v)    if the Solicitation occurs before the Petition Date, failure of USEC to commence the Chapter 11 Case in the Bankruptcy Court within 40 days of the commencement of such Solicitation;
(vi)    failure of USEC to file the Plan and the Disclosure Statement with the Bankruptcy Court on the Petition Date, each of which shall be in the form approved in connection with satisfaction of the Material Conditions;
(vii)    if the Solicitation does not occur before the Petition Date, the Solicitation has not commenced within 50 days of the Petition Date;
(viii)    the Confirmation Order, including all exhibits (which shall include the Plan), appendices, plan supplement documents and related documents, each of which shall be in the form approved in connection with satisfaction of the Material Conditions, shall not have been entered by the Bankruptcy Court within (A) 45 days of the Petition Date if the Solicitation occurs before the Petition Date or (B) 100 days of the Petition Date if the Solicitation occurs after the Petition Date;
(ix)    the Effective Date shall not have occurred within (A) 65 days of the Petition Date if the Solicitation occurs before the Petition Date or (B) 120 days of the Petition Date if the Solicitation occurs after the Petition Date;

(x)    the conversion of the Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code;
(xi)    the appointment of a trustee, receiver or examiner in the Chapter 11 Case;
(xii)    the amendment, modification or filing of a pleading by USEC seeking to amend or modify any of the Definitive Documents or any documents related to the foregoing, including motions, notices, exhibits, appendices and orders, in a manner not acceptable to Toshiba, but solely to the extent such modification adversely impacts Toshiba’s treatment under, or any other material provision of, the Plan;
(xiii)    USEC experiences any circumstance, change, effect, event, occurrence, state of facts or development, either alone or in combination that has had or is reasonably likely to have a short-term or long-term material adverse effect on the financial condition or operations of USEC and its subsidiaries;
(xiv)    USEC fails to pay the reasonable documented out-of-pocket expenses of Toshiba and the reasonable and documented fees and expenses of the Toshiba Advisors as required by this Agreement;
(xv)    the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order denying any requisite approval of, or enjoining, the consummation of a material portion of the Restructuring or the confirmation or consummation of the Plan;
(xvi)    the entry of an order by the Bankruptcy Court or any other court with appropriate jurisdiction invalidating, disallowing, subordinating or limiting in any respect the enforceability, priority or validity of the Toshiba Stock Interests;
(xvii)    termination or suspension or the announcement of intention to terminate or suspend funding by the Department of Energy for at least 80% of the cost of the RD&D Program;
(xviii)    termination or suspension, or material delay in completion, of the RD&D Program or announcement of intention to terminate or suspend or material delay in completion of the RD&D Program;
(ix)    termination, suspension or materially adverse modification of, or the announcement of the intention to terminate, suspend or modify in a materially adverse manner, that certain transitional supply agreement dated as of March 23, 2011 between EnrichmentCo and Joint Stock Company Techsnabexport;
(xx)    the entry of an order by the Bankruptcy Court or any other court with appropriate jurisdiction which would have the effect of delaying, preventing, or impeding the Restructuring; or
(xxi) either the Noteholder PSA or the B&W PSA is terminated pursuant to its terms.
Notwithstanding any provision in this Agreement to the contrary, upon the written consent of USEC and Toshiba, the dates and deadlines set forth in this subparagraph (c) may be extended prior to or upon each such date or deadline, and such later date or deadline agreed to in lieu thereof shall be of the same force and effect as the dates provided herein.

(d)    The date on which this Agreement is terminated in accordance with the foregoing provisions of this paragraph 5 shall be referred to as the “Termination Date”.
(e)    If this Agreement is terminated pursuant to this paragraph 5, then all further obligations of the Parties hereunder shall be terminated without further liability; provided, however, that each Party shall have all rights and remedies available to it under applicable law for all matters unrelated to this Agreement; and provided, further, however, that no such termination shall relieve any Party of liability for its material breach of this Agreement. Notwithstanding any provision in this Agreement to the contrary, the right to terminate this Agreement under this paragraph 5 shall not be available to any Party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the occurrence of a termination event.
6.     Party Representations. Each Party represents and warrants to each other Party that:
(a)    Corporate Form. As of the date of this Agreement, (a) such Party is duly organized, validly existing, and in good standing under the laws of the state of its organization; (b) such Party has all requisite corporate, partnership, or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement (including consummation of the Restructuring); and (c) the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or limited liability company action on its part.
(b)    No Conflicts. Except as provided in Schedule 6(b), the execution and delivery of this Agreement by such Party and the performance of its obligations hereunder (including consummation of the Restructuring) do not and shall not (i) violate any provision of law, rule, or regulation applicable to it or its certificate of incorporation or by-laws (or other organizational documents) or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both and exclusive of defaults relating to solvency and bankruptcy) a default under any material contractual obligation to which it is a party or under its certificate of incorporation or by-laws (or other organizational documents). Such Party is not aware of any event that, due to any fiduciary or similar duty to any other person, would prevent it from taking any action required of it under this Agreement.
(c)    Governmental Consents. The execution and delivery of this Agreement by such Party and the performance of its obligations hereunder (including consummation of the Restructuring) do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, other than (i) such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission, (ii) such filings as may be necessary or required in connection with the Chapter 11 Case and (iii) as set forth in Schedule 6(c).
(d)    Binding Obligation. This Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
(e)    No Litigation. No litigation or proceeding before any court, arbitrator, or administrative or governmental body is pending against such Party that would adversely affect its ability to enter into this Agreement or perform its obligations hereunder.

(f)    Legal Representation. Such Party has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement and the Term Sheet, and has had the contents hereof fully explained by such counsel and is fully aware of such contents and legal effect.
7.    Additional Toshiba Representations. Toshiba represents and warrants to USEC that:
(a)    Toshiba Claims and/or Interests. It is the sole legal and beneficial owner of the Toshiba Claims and/or Interests, including the Toshiba Stock Interests, which are set forth on Exhibit B attached hereto, and all related claims, rights and causes of action arising out of or in connection with or otherwise relating thereto. It has full and sole power and authority to vote on and consent to matters concerning such Toshiba Claims and/or Interests, including the Toshiba Stock Interests, with respect to the Restructuring. The Toshiba Claims and/or Interests set forth on Exhibit B attached hereto represents all of the Toshiba Claims and/or Interests, directly or indirectly, legally or beneficially owned or held by Toshiba together with its controlled Affiliates.
(b)    No Encumbrances. The Toshiba Claims and/or Interests, including the Toshiba Stock Interests, are free and clear of any pledge, lien, security interest, charge, claim, voting restriction, right of first refusal or other limitation of any kind, in each case that would adversely affect its performance of the obligations set forth in this Agreement at the time such obligations are required to be performed.
(d)    Prior/Future Transfers. It has made no prior assignment, sale, grant, pledge, conveyance, or other transfer of, and has not entered into any agreement to assign, sell, grant, pledge, convey or otherwise transfer, in whole or in part, any portion of its right, title, or interests in the Toshiba Claims and/or Interests, including the Toshiba Stock Interests or its voting rights with respect thereto. While this Agreement remains in effect, and other than (i) as contemplated by the Plan or (ii) by operation of law as a result of a change of control of Toshiba, it will make no conversion, exercise, assignment, sale, grant, pledge, conveyance, or other transfer of, and will not enter into any agreement to convert, exercise, assign, sell, grant, pledge, convey or otherwise transfer, in whole or in part, any portion of its right, title, or interests in the Toshiba Claims and/or Interests, including the Toshiba Stock Interests or its voting rights with respect thereto. To the maximum extent permitted by applicable law, any transfers made by Toshiba of the Toshiba Claims and/or Interests, including the Toshiba Stock Interests, made in violation of this Agreement shall be null and void.
(e)    Accredited Investor. It is (i) a sophisticated investor with respect to the transactions described herein with sufficient knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of owning and investing in securities of USEC (including any securities that may be issued in connection with the Restructuring), making an informed decision with respect thereto, and evaluating properly the terms and conditions of this Agreement, and it has made its own analysis and decision to enter in this Agreement, (ii) an “accredited investor” within the meaning of Rule 501 of the Securities Act of 1933 (as amended) or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act of 1933 (as amended) and (iii) acquiring any securities that may be issued in connection with the Restructuring for its own account and not with a view to the distribution thereof. Toshiba hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it deemed appropriate and sufficient.
8.    Further Documentation/Cooperation. Prior to the commencement of and during the Chapter 11 Case, USEC shall, except (i) in an emergency where it is not reasonably practicable or (ii) upon consent of Toshiba, provide draft copies of all motions or applications and other documents USEC (solely to the extent such motions, application or other documents directly impact Toshiba’s treatment under, or any other material provision of, the Plan) intends to file with the Bankruptcy Court to Toshiba no later than three Business Days prior to the date when USEC intends to file any such document and shall consult in good faith with Toshiba regarding the form and substance of any such proposed filing (solely to the extent such motions, applications or other documents directly impact Toshiba’s treatment under, or any other material provision of, the Plan) with the Bankruptcy Court; provided, however, that in the event that three Business Days’ notice is not practicable, USEC shall provide draft copies of any such motions, applications and other documents USEC intends to file with the Bankruptcy Court to Toshiba as soon as reasonably practicable and in no event less than one day before the date when USEC intends to file any such document.
9.    Public Announcements. USEC shall submit to Toshiba all press releases, public filings, public announcements or other written communications with any news media in each case to be made by USEC relating to this Agreement or the transactions contemplated hereby and any amendments thereof for review and potential suggestions, which shall be promptly provided. Except as required by applicable law or regulation, or the rules of any applicable stock exchange or regulatory body, or in filings to be made with the Bankruptcy Court, neither USEC nor Toshiba shall, nor shall they permit any of their respective Affiliates to, make any public announcement or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated hereby or by the Definitive Documents. Nothing in this paragraph 9 or otherwise in this Agreement shall be deemed to waive, amend or modify the confidentiality obligations of Toshiba as set forth in the Strategic Relationship Agreement among USEC, Toshiba and B&W.
10.    Entire Agreement. This Agreement, including exhibits, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements and understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement; provided, further, that the Parties shall enter into various Definitive Documents upon the effective date of the Plan to give effect to the transactions contemplated in this Agreement.
11.    Survival of Agreement. Each of the Parties acknowledges and agrees that this Agreement is being executed in connection with negotiations concerning a possible financial restructuring of USEC and in contemplation of a possible chapter 11 bankruptcy filing by USEC, and thus (a) the rights granted in this Agreement are enforceable by each signatory hereto without approval of the Bankruptcy Court, (b) the exercise of such rights will not violate the automatic stay provisions of the Bankruptcy Code and (c) USEC hereby waives its right to assert a contrary position in the Chapter 11 Case with respect to the foregoing.
12.    Waiver. If the transactions contemplated herein are not consummated, or following the occurrence of the Termination Date, if applicable, nothing shall be construed herein as a waiver by any Party of any or all of such Party’s rights and the Parties expressly reserve any and all of their respective rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.
13.    Amendments.    Except as otherwise provided herein, this Agreement may not be modified, amended or supplemented without prior written consent of USEC and Toshiba.
14.    Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, seeking an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.
15.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, if the Chapter 11 Case is commenced, each Party agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.
16.    Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXHIBITS ATTACHED HERETO.
17.    Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if (a) delivered personally (with receipt confirmed telephonically), (b) delivered by electronic or facsimile transmission (with receipt confirmed telephonically) or (c) delivered by overnight courier (signature required) to the parties at the following addresses, email addresses or facsimile numbers:
(a)    If to Toshiba:

Toshiba Corporation
72-34, Horikawa-cho, Saiwai-ku,
Kawasaki 212-8585

Japan
Attn: Masaaki Inokuma,
General Manager, Legal Affairs Div. Power Systems Company
(masaaki.inokuma@toshiba.co.jp)
Facsimile: +81-44-548-9512
(Confirm receipt with Masaaki Inokuma at telephone number+81-44-331-0613)

Toshiba America Nuclear Energy Corporation
Attn: Richard S. DiSalvo, Vice President, General Counsel & Secretary
(rdisalvo@tane.toshiba.com)
Facsimile: (704) 548-7701
(Confirm receipt with Richard S. DiSalvo at telephone number (704) 548-7903)

with a copy to:

Morrison & Foerster LLP
1290 Avenue of the Americas
New York, NY 10104-0050
Attn: Brett H. Miller (bmiller@mofo.com)
Facsimile: (212) 468-7900
(Confirm receipt with Brett Miller at telephone number (212) 468-8051)

(b)    If to USEC:

USEC Inc.

6903 Rockledge Drive
Bethesda, Maryland 20817
Attn: John C. Barpoulis (CFO-Office@usec.com)
Attn: Peter B. Saba (OGC-Office@usec.com)
Facsimile: (301) 564-3205
(Confirm receipt with Peter Saba at telephone number (301) 564-3327)

with a copy to:
Latham & Watkins LLP
885 Third Avenue
New York, New York 10022-4834
Attn: D. J. Baker (dj.baker@lw.com)
Attn: Rosalie W. Gray (rosalie.gray@lw.com)
Facsimile: (212) 751-4864
(Confirm receipt with Rosalie Gray at telephone number (212) 906-1282)

(c) With copies of all such notices, requests and other communications under this Agreement sent to the Consenting Noteholders by the sending party:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
Bank of America Tower
New York, NY 10036-6745
Attn: Michael S. Stamer (mstamer@akingump.com)
Attn: James Savin (jsavin@akingump.com)
Facsimile: (212) 872-1002 and (202) 887-4288
(Confirm receipt with James Savin at telephone number (202) 887-4417)

18.    Successors and Assigns. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party hereto, without the prior written consent of the other Parties hereto, and then only to a Person who has agreed to be bound by the provisions of this Agreement. This Agreement is intended to and shall bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives.
19.    No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other person.
20.    Not a Solicitation. This Agreement does not constitute (a) an offer for the purchase, sale, exchange, hypothecation, or other transfer of securities for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, or (b) a solicitation of votes on a chapter 11 plan of reorganization for purposes of the Bankruptcy Code. Votes from Toshiba will not be solicited until it has received a Disclosure Statement and related Ballot in accordance with section 1125(b) or 1126(b), as applicable, of the Bankruptcy Code.
21.    Interpretation/Construction.
(a)    Time Periods. If any time period or other deadline provided in this Agreement expires on a day that is not a Business Day, then such time period or other deadline, as applicable, shall be deemed extended to the next succeeding Business Day.

(b)    Headings. The headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.
(c)    Interpretation. For purposes of this Agreement, unless otherwise specified: (i) each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (ii) all references herein to “paragraphs” or “Exhibits” are references to paragraphs or exhibits of this Agreement; and (iii) the words ‘‘herein,’’ “hereof,” “hereunder” and ‘‘hereto’’ refer to this Agreement in its entirety rather than to a particular portion of this Agreement.
(d)    Construction. Each Party acknowledges that it has received adequate information to enter into this Agreement, and that this Agreement and the Exhibits attached hereto have been prepared through the joint efforts of all of the Parties. Neither the provisions of this Agreement or the Exhibits attached hereto nor any alleged ambiguity herein or therein shall be interpreted or resolved against any Party on the ground that such Party’s counsel drafted this Agreement or the Exhibits attached hereto, or based on any other rule of strict construction.
22.    Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

[Signature Pages Follow]

IN WITNESS WHEREOF, USEC Inc. and Toshiba have executed this Agreement as of the date first written above.

USEC INC.
By: /s/ John C. Barpoulis
Name:    John C. Barpoulis
Title:    Senior Vice President & Chief Financial Officer
TOSHIBA CORPORATION
By: /s/ Mamoru Hatazawa
Name:    Mamoru Hatazawa

Title:	Vice President, Nuclear Energy Systems & Services Division, Toshiba Corporation Power Systems
Toshiba America Nuclear Energy Corporation
By: /s/ Akio Shiori
Name:    Akio Shiori
Title:    President & Chief Executive Officer

Schedule 6(b)
No Conflicts Exceptions
This Schedule assumes that USEC Inc.’s restructuring is consummated as set forth in the Term Sheet attached as Exhibit A. Accordingly, all contracts not rejected as permitted by the Bankruptcy Code are assumed as provided for in the Bankruptcy Code. Only material agreements that are intended to be assumed but may be subject to Bankruptcy Code Section 365(c) and applicable Third Circuit law requiring counterparty consent to assumption are listed here:

1.	Non-Exclusive Patent License between USEC Inc. and the United States Department of Energy

2.	Cooperative Agreement among USEC Inc., American Centrifuge Demonstration, LLC and the United States Department of Energy

3.	Agreement between United States Department of Energy and USEC Inc. dated 2002-06-17 (known as the June 2002 Agreement)

Schedule 6(c)
Governmental Consents Exceptions

1.	U.S. Department of Energy (DOE) -

(a)
Filings with, consents or approval of, or notices to, or other actions required to assume contracts entered into by DOE with USEC which are set forth in Schedule 10(b) (which is incorporated by reference in this Schedule as if fully set forth herein); or

(b)
Filings with, consents or approval of, or notices to, or other actions required to maintain access to Classified Information in accordance with the Atomic Energy Act; implementing regulations including 10 CFR Part 95, and 10 CFR Part 725 and applicable guidance.

2.    U.S. Nuclear Regulatory Commission (NRC)-

(a)
Filings with, consents or approval of, or notices to, or other actions required to comply with requirements of Sections 184 and 193 of the Atomic Energy Act of 1954 (as amended by Section 3116 of the USEC Privatization Act), 42 U.S.C. §§ 2234 and 2243, with respect to direct or indirect transfers of control of licensees and limitations on foreign ownership, control and domination, and implementing NRC regulations which may be required if the restructuring differs materially from the statements contained in the letter from USEC to the Nuclear Regulatory Commission (NRC) on June 27, 2013 describing the Restructuring; or

(b)
Filings with, consents or approval of, or notices to, or other actions required upon filing of the bankruptcy petition or during the bankruptcy proceeding in accordance with 10 CFR Part 70; 10 CFR Part 76 and applicable guidance including but not limited to NUREG 1556.

Schedule 6 (c) Definitions:
“Atomic Energy Act” means the Atomic Energy Act of 1954, as amended (42 U.S.C. 2011 et seq.).
“Classified Information” means (i) information classified as either Restricted Data or Formerly Restricted Data or (ii) National Security Information.
“Formerly Restricted Data” means information jointly determined by DOE and the Department of Defense to be related primarily to the military utilization of nuclear weapons and removed (by transclassification) from the Restricted Data category pursuant to section 142(d) of the Atomic Energy Act. (See 10 CFR §1045.3)
“National Security Information” means information that has been determined pursuant to Executive Order 12958, as amended (68 Federal Register 15315 (March 28, 2003)), or prior or subsequent Executive Orders to require protection against unauthorized disclosure and is marked to indicate its classification status when in document form. National Security Information is referred to as 'defense information' in the Atomic Energy Act. (See 10 CFR §1045.3)

“Restricted Data” means a kind of classified information that consists of all data concerning the following, but not including data declassified or removed from the Restricted Data category pursuant to section 142 of the Atomic Energy Act: (i) design, manufacture, or utilization of atomic weapons; (ii) production of special nuclear material; or (iii) use of special nuclear material in the production of energy. (See 10 CFR §1045.3)

Exhibit A
Term Sheet
This Term Sheet sets forth the principal terms of a proposed financial restructuring (the “Restructuring”) of USEC Inc. (“USEC” or the “Company”) agreed to by the Company and certain unaffiliated holders (collectively, the “Consenting Noteholders”) of 3.0% Convertible Senior Notes (the “Notes”) due October 1, 2014, issued pursuant to that certain Indenture dated as of September 28, 2007 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among USEC, as issuer, and Wells Fargo Bank, N.A., as trustee. This Term Sheet is an integral part of and is incorporated by reference into the Plan Support Agreement (the “Agreement”) to which it is attached as Exhibit A. This Term Sheet supersedes any proposed term sheet regarding the subject matter hereof and dated prior to the date hereof.
Classification and Treatment of Claims Against and Interests in USEC
Administrative, Priority Tax and Other Priority Claims:

On or as soon as practicable after the Effective Date, each holder of an administrative, priority tax or other priority claim shall receive treatment of such claim consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

Secured Claims

All Allowed Secured Claims will be reinstated and otherwise not impaired and all liens shall be continued until the Claims are paid in full.

DIP Facility

On the Effective Date, the claims in connection with the DIP Facility, if any, shall be paid in full, in cash, unless otherwise agreed by the lender. If the DIP Facility is not paid in full by agreement of the lender, the underlying Claim shall continue in full force and effect and all DIP liens shall continue against Reorganized USEC until such Claim is paid in full.

Notes

On the Effective Date, in exchange for their Notes claims (inclusive of principal, fees and interest accrued through the Petition Date), holders of the Notes shall receive, on a pro rata basis, (i) 79.04% of the common stock of reorganized USEC (the “New Common Stock”), subject to dilution on account of the Management Incentive Program (as defined below), (ii) cash equal to the amount of the interest accrued on account of the Notes from the date of the last interest payment made before the Petition Date to the Effective Date and (iii) $200 million in principal amount of new notes (“New Notes”) issued by Reorganized USEC on terms described further herein and otherwise acceptable to the Majority Consenting Noteholders1 and the Company.

1“Majority Consenting Noteholders” means Consenting Noteholders holding a majority in principal amount of the Notes held by the Consenting Noteholders as of the relevant time.

Preferred Stock and Warrants Treatment of Preferred Stock Interests/Claims:

In exchange for B&W’s existing Preferred Stock and warrants, B&W to receive (i) $20.19 million of New Notes and (ii) 7.98% of the New Common Stock (subject to dilution on account of a management incentive plan); and in exchange for Toshiba’s existing Preferred Stock and warrants, Toshiba to receive (i) $20.19 million of New Notes and (ii) 7.98% of the New Common Stock (subject to dilution on account of a management incentive plan). Such New Notes and New Common Stock will be pari passu with the New Notes and New Common Stock issued to the Noteholders.

Such New Common Stock may be structured in a similar manner as the Class B Common Stock structure in previous investment.

Existing Preferred Stock, warrants and any other equity securities owned by B&W, Toshiba or any of their affiliates to be cancelled.

ACP Funding:

B&W and Toshiba to each agree to discuss in good faith with USEC the possible investment of up to $20.19 million (for an aggregate investment of $40.38 million) of equity in ACP in a special purpose entity to commercialize ACP in the future, subject to mutually agreed upon terms and conditions including receipt of an acceptable ACP business plan and subject to corporate approvals, but in any event contingent upon the closing of funding for the American Centrifuge Plant of not less than $1.5 billion of debt supported by the DOE loan guarantee program or other government support or funding in such amount. Each of B&W and Toshiba shall have the option to fund such investment with the $20.19 million paid out by USEC to B&W or Toshiba, as applicable, as the result of the maturity of the $20.19 million of New Notes received pursuant to the above in the event such New Note maturity payment occurs on or before the date the conditions for Toshiba’s or B&W’s, as applicable, investment are met.

Documents:

The existing securities purchase agreement dated May 25, 2010, and investor rights agreement dated September 2, 2010, will be terminated without liability to, or any future obligation of, any party. The existing strategic relationship agreement dated May 25, 2010, will be assumed under the Plan. A supplementary strategic relationship agreement will be entered as of the Effective Date reflecting the provisions of this term sheet.

For the avoidance of doubt, the New Common Stock issued to B&W and Toshiba will not be subject to requirements regarding Orderly Sales Arrangements (as defined in such securities purchase agreement).

B&W Manufacturing Arrangements:

No change to current arrangements among American Centrifuge Manufacturing, LLC, B&W and USEC related to the manufacture of centrifuges for ACP.

Toshiba Offtake Rights:

Toshiba to retain its Preferred SWU Supply Rights as set forth in Article I of the current strategic relationship agreement.

Toshiba and USEC shall discuss in good faith the possibility of Toshiba receiving more favorable off-take conditions from ACP than those set forth in the current strategic relationship agreement. Such discussion to include consideration of potential incentives (such as commissions or incentive pricing) for Toshiba to work with USEC to incorporate ACP SWU supply for new nuclear power plants supplied by Toshiba Group Members.

Toshiba Equipment Supply Opportunity:

USEC shall provide Toshiba and its affiliates an opportunity to bid to supply certain equipment (to be separately identified by Toshiba/TANE) for the ACP in a manner that is consistent with the parameters of the U.S.-Japan 123 Agreement and permits the use of ACP to meet U.S. government defense or national security requirements. On this basis, to the extent Toshiba/TANE’s bids are competitive in terms of price, quality and delivery terms, USEC shall give priority to Toshiba/TANE in the selection and purchase of such equipment.

USEC shall discuss with DOE the conditions under which Toshiba and its affiliates could supply equipment to ACP under the current or an amended U.S. - Japan 123 Agreement. If conditions can be identified that are acceptable to USEC and Toshiba, then the parties shall cooperate in good faith in terms of government relations to effect such conditions in a supply arrangement that could be approved by the respective U.S. and Japanese governments.

General Unsecured Claims Other Than Notes Claims

On or as soon as reasonably practicable after the Effective Date or when such obligation becomes due according to its terms, whichever is later, in exchange for their Allowed Unsecured Claims against USEC, each of the holders thereof shall be paid in full, in cash, or otherwise not impaired consistent with section 1124 of the Bankruptcy Code.

Allowed Unsecured Claims held by subsidiaries of USEC shall be reinstated and otherwise not impaired, unless otherwise agreed by the holder of each such Claim.

Section 510(b) Claims

To be subordinated to the maximum extent possible under the Bankruptcy Code.

Equity Interests

On the Effective Date, in exchange for their prepetition common stock interests in USEC and other equity interests in USEC, including warrants, rights and options to acquire such prepetition common stock interests (collectively, the “Old Equity”), the holders of Old Equity shall receive their pro rata share of 5% of the New Common Stock, subject to dilution on account of the Management Incentive Program.

Other Principal Plan Terms

Executory Contracts and Unexpired Leases

Pursuant to the terms and conditions of the Plan, on the Effective Date, reorganized USEC shall assume all of its unexpired leases and customer and vendor executory contracts.

Exit Facility

On the Effective Date, reorganized USEC shall enter into the Exit Facility. It is acknowledged and agreed that EnrichmentCo may act as the Exit Lender and/or provide other intercompany secured funding to USEC, which shall be secured by all assets of USEC.

New Common Stock

The New Common Stock shall constitute 100% of the equity interests in reorganized USEC, subject to dilution on account of the Management Incentive Program.

Subject to foreign ownership restrictions in charter; additional restrictions may be necessary to preserve NOLs and other tax attributes/built in losses; possible NRC issues.

Terms to be agreed to prior to the earlier of the commencement of the Solicitation or the Petition Date.

New Notes

Material Terms of New Indenture and Limited Subsidiary Guaranty

Interest. The New Notes shall pay cash interest at a rate of 8%. Reorganized USEC may elect to (a) pay in kind up to 1.5% of interest for the time period between the date of issuance and September 30, 2014, (b) pay in kind up to 3% of interest for the time period between October 1, 2014 and September 30, 2015, and (c) pay in kind up to 5.5% of interest from October 1, 2015 through maturity, at its option.

Maturity. The New Notes shall mature 5 years from the date of issuance; provided that the maturity date shall be automatically extended to 10 years from the date of issuance upon the initial draw or other initial funding, in each case, of a material amount, under binding agreements providing for (i) the funding for the American Centrifuge Plant (“ACP”) of not less than $1.5 billion of debt supported by the DOE loan guarantee program or other government support or funding in such amounts, or (ii) the implementation and deployment of a National Security Train Program utilizing American Centrifuge technology with an expected total program cost to be funded by the government of not less than $750 million.

Offer to Repurchase. In the event that reorganized USEC experiences a change of control (as defined in the Indenture for the New Notes but expressly excluding (a) any equity raise intended to support ACP or another next generation enrichment technology or (b) any sale or merger of reorganized USEC to or into an entity for the purpose of continuing to pursue commercialization of the ACP or such other next generation enrichment technology), USEC will be required to offer to repurchase all of the notes at 101% of the aggregate principal amount repurchased plus accrued and unpaid interest, if any.

Ranking of the Notes. The New Notes shall be expressly subordinated to and will rank junior to any funding provided by EnrichmentCo.

EnrichmentCo. Limited Guarantee; Security. The New Notes shall be guaranteed (the “Guarantee”) by EnrichmentCo. and secured by a “silent” lien (the “Lien”) on the assets of

EnrichmentCo. which secured EnrichmentCo.’s previous revolving credit facility, plus any assets of EnrichmentCo. securing the Designated Senior Claims (as defined below) (the “Collateral”). The Guarantee and Lien shall be expressly and contractually subordinated in all rights and respects to the following (the “Designated Senior Claims”):

(i)	Guarantees and liens granted to secure the Exit Facility;

(ii)	Guarantees and liens granted for the benefit of the PBGC pursuant to any settlement of the alleged 4062(e) event at Portsmouth or any future 4062(e) event;

(iii)	Guarantees and liens granted to secure USEC’s equity commitment with respect to the financing of ACP;

(iv)	Guarantees and liens granted for the benefit of the Department of Energy, export credit agencies or any other lenders/insurers providing any financing or government support of ACP; and

(v)	Claims against EnrichmentCo by the Federal Government.

Other than with respect to the Unconditional Interest Claim (as defined below), the Lien and Guarantee shall automatically terminate and no longer be in effect upon the occurrence of any of the following (each, a “Termination Event”):

(i)	the involuntary termination by the PBGC of any of the qualified pension plans of USEC or EnrichmentCo;

(ii)	the cessation of funding prior to completion of the RD&D Program; and

(iii)
the termination of efforts by USEC to commercialize ACP and either (A) the efforts of USEC to commercialize another next generation enrichment technology funded at least in part by new capital provided by EnrichmentCo have been terminated or are not being pursued or (B) the attainment of capital necessary to commercialize another next generation enrichment technology with respect to which USEC is involved which does not include new capital provided by EnrichmentCo.

Furthermore, EnrichmentCo. shall be expressly prohibited from making any payment of principal on the New Notes at any time EnrichmentCo has past-due and unpaid liabilities owed to the Federal Government.

The Unconditional Interest Claim shall mean the amount equal to the amount of interest on the New Notes (at the non-default rate of 8% per annum) that is accrued and unpaid in cash from the date of issuance through the earlier of (x) the date of commencement by EnrichmentCo of a proceeding under chapter 7 or chapter 11 of the Bankruptcy Code or (y) the maturity of the New Notes.2 The Unconditional Interest Claim shall continue to be guaranteed by EnrichmentCo. and secured by the Lien notwithstanding the occurrence of a Termination Event.

2 For the avoidance of doubt, the Unconditional Interest Claim includes any interest paid in kind.

Restrictive Covenants. The indenture pursuant to which the New Notes will be issued will contain covenants consistent with the corresponding covenants (if any) in the Indenture for the Notes (except as noted) covering (i) the payment of principal and interest, (ii) maintenance of an office or agency for the payment of the notes, (iii) SEC Reports (reorganized USEC will continue to file reports with the SEC even if not subject to reporting requirements), (iv) stay, extension and usury laws, (v) existence, (vi) maintenance of properties and (vii) maintenance of insurance. The indenture will otherwise contain no covenants that restrict the operation of USEC or its subsidiaries, or their respective businesses other than (i) limitations on EnrichmentCo.’s ability to transfer the Collateral, which covenant (a) will permit transfers in the ordinary course of business and in connection with an operational wind down of the business of EnrichmentCo., (b) will not limit transfers in support of ACP or next generation enrichment technology and (c) will permit unrestricted transfers of cash to USEC for general corporate purposes, to support its obligations under the New Notes and in support of ACP or next generation enrichment technology and (ii) limitations on liens that may be imposed on the assets of EnrichmentCo. (with exceptions consistent with USEC’s previous revolving credit facility).

Management Incentive Program

On, or as soon as reasonably practicable after, the Effective Date, a management incentive program (the “Management Incentive Program”) shall be implemented to provide designated members of senior management of reorganized USEC with New Common Stock and/or options to purchase shares of New Common Stock. The Management Incentive Program will be attached to the Plan.

Restructuring Expenses

As set forth in the Plan Support Agreements entered into by (i) the Consenting Noteholders, (ii) B&W and (iii) Toshiba, respectively.

Corporate Governance

The New Board shall have between seven (7) and eleven (11) members, consisting of the chief executive officer of reorganized USEC and between six (6) and ten (10) members (all of whom shall be U.S. citizens, except and to the extent that mitigation measures acceptable to the NRC and DOE are in place), including the Chairperson, which shall be the individuals identified in connection with satisfaction of the Material Conditions.

B&W and Toshiba shall each have the right, but not the obligation, to elect one member consistent with current board/information arrangements and business strategy representative arrangements (including cost sharing agreement) among B&W, Toshiba and USEC under the current securities purchase agreement and the strategic relationship agreement.

Registration

The Company will register the New Common Stock under the Exchange Act and maintain its status as a reporting company. Subject to meeting applicable listing standards, the Company will use commercially reasonable efforts to list the New Common Stock for trading on a national securities exchange as soon as practicable following the Effective Date. To the extent reasonably practicable, without derogating from the terms hereof, the parties shall structure the Plan to maximize the ability of USEC to list the New Common Stock on a national securities exchange.

The New Common Stock will be issued pursuant to one or more exemptions from registration under federal and state securities laws, including the exemption provided by section 1145 of the Bankruptcy Code, if applicable. Registration rights for Noteholders who cannot use the section 1145 exemption, such as certain affiliates, to be discussed.

The parties shall use good faith efforts to structure the Restructuring and the transactions contemplated to the maximum extent possible in a tax-efficient manner for the Company and the

Consenting Noteholders.

Releases

To the extent permitted by applicable law and approved by the Bankruptcy Court, the Plan shall provide for the release by USEC and creditors voting in favor of the Plan receiving a recovery under the Plan of any and all claims or causes of action, known or unknown, relating to any pre-Petition Date acts or omissions, except for gross negligence, willful misconduct, criminal misconduct or fraud, committed by any of the following: (i) USEC, (ii) any of USEC’s affiliates, (iii) the current directors and officers of USEC and each of its affiliates (as of the Effective Date); (iv) the Consenting Noteholders, (v) B&W in its capacity as the holder of the B&W Claims and/or Interests, (vi) Toshiba in its capacity as the holder of the Toshiba Claims and/or Interests, and (vii) each of the directors, officers, partners, members, managers, representatives, employees and advisors of (i)-(vi)..

Exculpation

To the extent permitted by applicable law and approved by the Bankruptcy Court, USEC, USEC’s affiliates, the Consenting Noteholders, B&W, Toshiba and their respective directors, officers, partners, members, managers, representatives, employees and advisors shall have no liability to any holder of a claim or equity interest for any act or omission in connection with, or arising out of, the negotiation and implementation of the Restructuring, including the negotiation and the pursuit of approval of the Disclosure Statement, the Plan and the solicitation of votes for, or confirmation of, the Plan, and the consummation of the Plan, except for willful misconduct, gross negligence, criminal misconduct or fraud as determined by a final order of the Bankruptcy Court and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

Other Restructuring Actions

Paducah transition planning and RD&D Program to be discussed and reasonably acceptable to the Majority Consenting Noteholders.

Exhibit B
Toshiba Claims and/or Interests, including the Toshiba Stock Interests

42.951 Series B-1 Preferred Stock (as of January 1, 2014):

Original Investment:                            $37,500,000.00
PIK Dividend:                                $ 5,451,411.95
PIK Dividends Accrued and Added to Liquidation Preference:    $14,015,314.06

Total:                        $56,966,726.01

Warrants to purchase 125,000 shares of Class B Common Stock or 125 shares of Series C Preferred Stock

Other unliquidated claims and causes of action arising from and relating to the Toshiba Interests and certain related agreements, including, without limitation, all Dividends accrued but not yet added to the Liquidation Preference subsequent to January 1, 2014.

Exhibit C
Form of Plan

3/3/14
FOR SETTLEMENT AND DISCUSSION PURPOSES ONLY - SUBJECT TO FRE 408
SUBJECT TO TERMS OF PLAN SUPPORT AGREEMENT, ALL RIGHTS RESERVED

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

----------------------------------------------------------------- In re: USEC INC., Debtor. ---------------------------------------------------------------	x : : : : : x	Chapter 11 Case No. 14-_______ (_____)
PLAN OF REORGANIZATION OF USEC INC.

LATHAM & WATKINS LLP
D. J. Baker
Rosalie Walker Gray
Adam S. Ravin
885 Third Avenue
New York, NY 10022-4834
212-906-1200

-and-

RICHARDS, LAYTON & FINGER, P.A.
Mark D. Collins
Michael J. Merchant
920 N. King Street
Wilmington, DE 19801
302-651-7700

Counsel for Debtor and Debtor-in Possession

Dated: [________], 2014

THE DISCLOSURE STATEMENT WITH RESPECT TO THIS PLAN OF REORGANIZATION HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE DEBTOR HAS SEPARATELY NOTICED A HEARING TO CONSIDER THE ADEQUACY OF THE DISCLOSURE STATEMENT UNDER BANKRUPTCY CODE SECTION 1125. THE DEBTOR RESERVES THE RIGHT TO MODIFY OR SUPPLEMENT THIS PLAN OF REORGANIZATION AND THE ACCOMPANYING DISCLOSURE STATEMENT PRIOR TO AND UP TO THE DATE OF SUCH HEARING.

TABLE OF CONTENTS

Article I RULES OF CONSTRUCTION AND DEFINITIONS	1

1.1	Rules of Construction 1

1.2	Definitions 2

Article II CLASSIFICATION OF CLAIMS AND INTERESTS	9

2.1	Introduction 9

2.2	Unclassified Claims 10

2.3	Unimpaired Classes of Claims 10

2.4	Impaired Voting Classes of Claims and Interests 10

2.5	Impaired Non-Voting Classes of Claims and Interests 10

Article III TREATMENT OF CLAIMS AND INTERESTS	11

3.1	Unclassified Claims 11

3.2	Unimpaired Classes of Claims 11

3.3	Impaired Voting Classes of Claims and Interests 12

3.4	Impaired Nonvoting Classes of Claims and Interests 12

3.5	Reservation of Rights Regarding Claims and Interests 13

Article IV ACCEPTANCE OR REJECTION OF THE PLAN	13

4.1	Impaired Classes Entitled to Vote 13

4.2	Acceptance by an Impaired Class 13

4.3	Presumed Acceptances by Unimpaired Classes 13

4.4	Classes Deemed to Reject Plan 13

4.5	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code 13

Article V MEANS FOR IMPLEMENTATION OF THE PLAN	14

5.1	Continued Corporate Existence 14

5.2	Certificate of Incorporation and By-laws 14

5.3	Funding 14

5.4	Cancellation of Old Securities and Agreements 14

5.5	Authorization and Issuance of the New Notes 15

5.6	Participation in Plan by Enrichment Corp; Authorization and Issuance of the Limited Subsidiary Guaranty 15

5.7	Authorization and Issuance of the New Common Stock 15

5.8	New Management Incentive Plan; Further Participation in Incentive Plans 16

5.9	Directors and Officers of Reorganized USEC 16

5.10	Revesting of Assets 17

5.11	Indemnification of Debtor’s Directors, Officers, and Employees; Insurance 17

5.12	Preservation of Rights of Action; Resulting Claim Treatment 17

5.13	Exemption From Certain Transfer Taxes 17

5.14	Corporate Action; Effectuating Documents 17

5.15	Plan Supplement 18

Article VI TREATMENT OF CONTRACTS AND LEASES	18

6.1	Assumed Contracts and Leases 18

6.2	Payments Related to Assumption of Contracts and Leases; Resolution of Assumption-Related Disputes 18

6.3	Rejected Contracts and Leases 19

6.4	Compensation and Benefit Programs 19

6.5	Certain Indemnification Obligations 20

6.6	Extension of Time to Assume or Reject 20

6.7	Claims Arising from Assumption or Rejection 20

Article VII PROVISIONS GOVERNING DISTRIBUTIONS	20

7.1	Determination of Allowability of Claims and Interests and Rights to Distributions 20

7.2	Timing of Distributions to Holders of Allowed Claims and Allowed Interests 21

7.3	Procedures for Making Distributions to Holders of Allowed Claims and Allowed Interests 21

7.4	Calculation of Distribution Amounts of New Securities 22

7.5	Application of Distribution Record Date 22

7.6	Surrender of Cancelled Old Securities 22

7.7	Withholding and Reporting Requirements 23

7.8	Setoffs 23

7.9	Prepayment 23

7.10	Allocation of Distributions 23

Article VIII CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN	23

8.1	Conditions to Confirmation 23

8.2	Conditions to Effective Date 24

8.3	Waiver of Conditions 25

Article IX RETENTION OF JURISDICTION	25

9.1	Scope of Retention of Jurisdiction 25

9.2	Failure of the Bankruptcy Court to Exercise Jurisdiction 26

Article X MISCELLANEOUS PROVISIONS	26

10.1	Professional Fee Claims and Substantial Contribution Claims 26

10.2	Fees and Expenses of Consenting Noteholders and Preferred Stockholders and Indenture Trustee Expenses 27

10.3	Payment of Statutory Fees 27

10.4	Successors and Assigns and Binding Effect 27

10.5	Compromises and Settlements 27

10.6	Releases and Satisfaction of Subordination Rights 27

10.7	Releases 28

10.8	Discharge of the Debtor 29

10.9	Exculpation and Limitation of Liability 30

10.10	Injunction 30

10.11	Term of Injunctions or Stays 31

10.12	Modifications and Amendments 31

10.13	Severability of Plan Provisions 31

10.14	Revocation, Withdrawal, or Non-Consummation 31

10.15	Notices 32

PLAN OF REORGANIZATION OF USEC INC.

INTRODUCTION

USEC Inc. (the “Debtor”) hereby proposes this plan of reorganization (the “Plan”), with its non-debtor subsidiary United States Enrichment Corporation (“Enrichment Corp”) acting as a co-proponent and participant to the extent provided in the Plan. Reference is made to the disclosure statement distributed contemporaneously herewith (the “Disclosure Statement”) for a discussion of the Debtor’s history, businesses, properties, results of operations, projections for future operations and risk factors, and a summary and analysis of the Plan and certain related matters.
No solicitation materials, other than the Disclosure Statement and related materials transmitted therewith and approved by the Bankruptcy Court, have been authorized by the Bankruptcy Court for use in soliciting acceptances or rejection of this Plan. All parties entitled to vote to accept or reject the Plan are encouraged to read the Disclosure Statement and Plan in their entirety before voting.
ARTICLE I
RULES OF CONSTRUCTION AND DEFINITIONS
1.1    Rules of Construction
(a)    For purposes of the Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms used in the Plan and not otherwise defined in the Plan shall have the meanings ascribed to them in Section 1.2 of the Plan. Any capitalized term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.
(b)    Whenever the context requires, terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.
(c)    Any reference in the Plan to (i) a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, or as otherwise specified in this Plan, and (ii) an existing document, exhibit, or other agreement means such document, exhibit, or other agreement as it may be amended, modified, or supplemented from time to time with the consent of the Majority Consenting Noteholders or the Consenting Noteholders, as the case may be, and as in effect at any relevant point.
(d)    Unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Plan.
(e)    The words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan.
(f)    Captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan.
(g)    The rules of construction set forth in Bankruptcy Code Section 102 and in the Bankruptcy Rules shall apply.
(h)    References to a specific article, section, or subsection of any statute, rule, or regulation expressly referenced herein shall, unless otherwise specified, include any amendments to or successor provisions of such article, section, or subsection.
(i)    In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.
1.2    Definitions
(a)    “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in Bankruptcy Code Sections 503(b) or 1114(e)(2) and entitled to priority pursuant to Bankruptcy Code Section 507(a)(2), including, but not limited to, (i) the actual, necessary costs and expenses of preserving the Estate and operating the business of the Debtor after the commencement of the Chapter 11 Case, (ii) Professional Fee Claims, (iii) Substantial Contribution Claims, (iv) all fees and charges assessed against the Estate under Section 1930 of Title 28 of the United States Code, and (v) Cure payments for contracts and leases that are assumed under Bankruptcy Code Section 365.
(b)    “Allowed” means (i) when used with respect to a Claim, whether a Filed Claim or an Unfiled Claim, all or any portion of a Claim (x) as to which either (A) any dispute has been settled, determined, resolved or adjudicated in favor of allowance, as the case may be, in the procedural manner in which such Claim would have been settled, determined, resolved or adjudicated if the Chapter 11 Case had not been commenced, or (B) an objection to allowance has been filed in the Bankruptcy Court by the applicable Claim Objection Deadline, and such objection has been settled or withdrawn by the Debtor (with the consent of the Majority Consenting Noteholders) or the Reorganized Debtor, as applicable, or has been denied by a Final Order, or (y) is not otherwise Disputed or (z) has been expressly allowed in the Plan; or (ii) when used with respect to an Interest, an Interest held in the name, kind and amount set forth in the records of (x) the Debtor in the case of the USEC Preferred Stock or (y) the stock transfer agent in the case of the USEC Common Stock, provided, however, that all Allowed Claims and Allowed Interests shall remain subject to all limitations set forth in the Bankruptcy Code, including, in particular, Sections 502 and 510, as applicable.
(c)    “B&W” means Babcock and Wilcox Investment Company.
(d)    “B&W Plan Support Agreement” means that certain agreement dated as of [_____], [201_] between the Debtor and B&W pursuant to which, among other things, and subject to certain terms and conditions including approval of the Disclosure Statement, B&W agreed to support the Plan.
(e)    “Bankruptcy Code” means Sections 101 et seq., of title 11 of the United States Code, as now in effect or hereafter amended and applicable to the Chapter 11 Case.
(f)    “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Case or any aspect thereof.
(g)    “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as now in effect or hereafter amended and applicable to the Chapter 11 Case.
(h)     “Business Day” means any day, excluding Saturdays, Sundays, or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.
(i)    “Cash” means legal tender of the United States or equivalents thereof.
(j)    “Chapter 11 Case” means the voluntary case commenced under Chapter 11 of the Bankruptcy Code by the Debtor in the Bankruptcy Court.
(k)    “Claim” means a claim as such term is defined in Bankruptcy Code Section 101(5) against the Debtor, whether arising before or after the Petition Date and specifically including an Administrative Claim.
(l)    “Claims Agent” means Logan & Company, Inc.
(m)    “Claim Objection Deadline” means the last day for filing objections to Claims in the Bankruptcy Court, which shall be the latest of (i) sixty (60) days after the Effective Date, (ii) sixty (60) days after the applicable Proof of Claim or Request for Payment is filed (except as otherwise provided in Section 10.1 of the Plan), and (iii) such other later date as is established by order of the Bankruptcy Court upon motion of the Reorganized Debtor, without notice to any party. For the avoidance of doubt, in no event shall any Claim be deemed to be an Allowed Claim solely as a result of the passage of the Claim Objection Deadline without the filing of an objection by the Debtor or the Reorganized Debtor.
(n)    “Class” means a category of holders of Claims or Interests, as described in Article II of the Plan.
(o)    “Common Stock Interests/Claims” means (i) any Interests in the Debtor that are based upon or arise from USEC Common Stock and (ii) any Claims against the Debtor that are based upon or arise from USEC Common Stock and are subordinated pursuant to Bankruptcy Code Section 510(b); provided, however, that a Claim arising from Indemnification Obligations that is assumed under Section 6.5 of the Plan shall not be considered a Common Stock Interest/Claim. The term specifically excludes Unexercised Common Stock Rights.
(p)    “Confirmation” means confirmation of the Plan by the Bankruptcy Court pursuant to Bankruptcy Code Section 1129.

(q)    “Confirmation Date” means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.
(r)    “Confirmation Hearing” means the hearing to consider Confirmation of the Plan under Bankruptcy Code Section 1128.
(s)    “Confirmation Order” means the order entered by the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code Section 1129.
(t)    “Consenting Noteholders” means the Noteholders who have executed the Noteholder Plan Support Agreement or have executed a joinder thereto.
(u)    “Consenting Noteholder Advisors” means (i) Akin Gump Strauss Hauer & Feld LLP, co-counsel to the Consenting Noteholders, (ii) Delaware counsel to the Consenting Noteholders and (iii) Houlihan Lokey, Inc., financial advisor to the Consenting Noteholders.
(v)    “Cure” means, in connection with the assumption of an executory contract or unexpired lease, pursuant to and only to the extent required by Bankruptcy Code Section 365(b), (i) the distribution within a reasonable period of time following Effective Date of Cash or such other property (A) as required under the terms of the applicable executory contract or lease, (B) other than as required under the terms of the applicable executory contract or lease, as may be agreed upon by the counterparties and the Debtor (with the consent of the Majority Consenting Noteholders), or (C) as may be ordered by the Bankruptcy Court or determined in such manner as the Bankruptcy Court may specify; and/or (ii) the taking of such other actions (A) as required under the terms of the applicable executory contract or lease, (B) other than as required under the terms of the applicable executory contract or lease, as may be agreed upon by the counterparties and the Debtor (with the consent of the Majority Consenting Noteholders), or (C) as may be ordered by the Bankruptcy Court or determined in such manner as the Bankruptcy Court may specify.
(w)    “Debtor” means USEC Inc., including in its capacity as a debtor in possession pursuant to Bankruptcy Code Sections 1107 and 1108.
(x)     “DIP Facility” means the $______ million postpetition debtor in possession credit facility provided to the Debtor by Enrichment Corp subject to approval by the Bankruptcy Court.
(y)    “DIP Facility Claim” means the Claim existing under the DIP Facility.
(z)    “DIP Facility Lender” means Enrichment Corp as the lender under the DIP Facility.
(aa)    “Disbursing Agent” means the Reorganized Debtor and/or any other Person(s) designated by (i) the Debtor (with consent of the Majority Consenting Noteholders) on or before the Effective Date or (ii) the Reorganized Debtor in its sole discretion after the Effective Date to serve as a disbursing agent under the Plan, subject to the provisions of Section [7.3] of the Plan.
(bb)    “Disclosure Statement” means the written disclosure statement that relates to the Plan, as amended, supplemented, or otherwise modified from time to time with the consent of the Majority Consenting Noteholders, and that is prepared, approved and distributed in accordance with Bankruptcy Code Section 1125 and Bankruptcy Rule 3018.
(cc)    “Disputed” means (i) when used with respect to a Claim, whether a Filed Claim or an Unfiled Claim, (x) a Claim as to which (A) the Debtor or the Reorganized Debtor, as applicable, disputes its liability in any manner that would have been available to it had the Chapter 11 Case not been commenced (including, without limitation, by declining to pay the Claim), and (B) the liability of the Debtor has not been settled by the Debtor (with the consent of the Majority Consenting Noteholders) or by the Reorganized Debtor, or has not been determined, resolved, or adjudicated by final order of a court of competent jurisdiction, (y) as an alternative to the foregoing, a Claim as to which the Debtor or the Reorganized Debtor, as applicable, has elected to file an objection in the Bankruptcy Court by the applicable Claim Objection Deadline and such objection has not been settled or withdrawn by the Debtor (with the consent of the Majority Consenting Noteholders) or by the Reorganized Debtor, or has not been determined, resolved, or adjudicated by Final Order; or (z) that has been expressly disputed in the Plan; or (ii) when used with respect to an Interest, an Interest that is in a name, kind and amount different than as set forth in the records of (x) the Debtor in the case of the USEC Preferred Stock or (y) the stock transfer agent in the case of the USEC Common Stock.

(dd)    “Distribution Date” means, subject to the provisions of Section 7.1 of the Plan, (i) for any Claim that (x) is an Allowed Claim on the Effective Date, (A) for any portion that was due prior to or on the Effective Date, the Effective Date or (B) for any portion that is due after the Effective Date, at such time as such portion becomes due in the ordinary course of business and/or in accordance with its terms; or (y) is not an Allowed Claim on the Effective Date, the later of (A) the date on which the Debtor becomes legally obligated to pay such Claim and (B) the date on which the Claim becomes an Allowed Claim; and (ii) for any Interest that (x) is an Allowed Interest on the Effective Date, the Effective Date or (y) is not an Allowed Interest on the Effective Date, the date on which such Interest becomes an Allowed Interest; provided, however, that in each case a later date may be established by order of the Bankruptcy Court upon motion of the Debtor, the Reorganized Debtor, or any other party.
(ee)    “Distribution Record Date” means the record date for determining entitlement to receive distributions under the Plan on account of Allowed Claims and Allowed Interests, which date shall be (i) for a Claim other than a Noteholder Claim, the Business Day immediately following the Confirmation Date, at 5:00 p.m. prevailing Eastern time on such Business Day and (ii) for any Noteholder Claim or any Interest, the Business Day immediately preceding the Effective Date, at 5:00 p.m. prevailing Eastern time on such Business Day.
(ff)    “Effective Date” means the Business Day upon which all conditions to the consummation of the Plan as set forth in Section [8.2] of the Plan have been satisfied or waived as provided in Section [8.3] of the Plan, and is the date on which the Plan becomes effective.
(gg)    “Employee Programs” means all of the Debtor’s employee-related programs, plans, policies, and agreements, including, without limitation, (i) all health and welfare programs, plans, policies, and agreements, (ii) all pension plans within the meaning of Title IV of the Employee Retirement Income Security Act of 1974, as amended, (iii) all supplemental retirement and deferred compensation programs, plans, policies, and agreements, (iv) all retiree benefit programs, plans, policies, and agreements subject to Bankruptcy Code Sections 1114 and 1129(a)(13), (v) all employment, retention, incentive, bonus, severance, change in control, and other similar programs, plans, policies, and agreements, and (vi) all other employee compensation, benefit, and reimbursement programs, plans, policies, and agreements, but excluding any prepetition equity incentive plans, equity ownership plans, or any equity-based plans of any kind of the Debtor and in all cases subject to the provisions of Section 6.4(b) of the Plan. For the avoidance of doubt, the term “Employee Programs” includes the “Quarterly Incentive Plan.”
(hh)    “Enrichment Corp” means United States Enrichment Corporation, one of the Non-Debtor Subsidiaries, and a co-proponent and participant in the Plan for purposes of Section 5.6 of the Plan.
(ii)    “Estate” means the estate of the Debtor in the Chapter 11 Case, created pursuant to Bankruptcy Code Section 541.
(jj)    “Exit Facility” means a loan being provided to the Debtor by Enrichment Corp which will be secured by a lien on substantially all of the assets of the Reorganized Debtor and will be memorialized by a credit agreement (and any related documents, agreements, and instruments) to be entered into by the Reorganized Debtor as of the Effective Date as a condition to consummation of the Plan, substantially in the form included in the Plan Supplement, to provide funds necessary to make payments required under the Plan, as well as funds for working capital and other general corporate purposes of the Debtor and the Non-Debtor Subsidiaries after the Effective Date.
(kk)    “Filed Claim” means a Claim evidenced by a Proof of Claim or Request for Payment, as applicable, regardless of whether a bar date has been established pursuant to a Final Order or pursuant to the Plan.
(ll)    “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, or the docket of any such other court, the operation or effect of which has not been stayed, reversed, or amended, and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal, petition for certiorari, or seek review or rehearing or leave to appeal has expired and as to which no appeal, petition for certiorari or petition for review or rehearing was filed or, if filed, remains pending or as to which any right to appeal, petition for certiorari, reargument, or rehearing shall have been waived in writing by all Persons possessing such right, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or from which reargument or rehearing was sought or certiorari has been denied, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules may be filed with respect to such order shall not cause such order not to be a Final Order.

(mm)    “General Unsecured Claim” means a Claim that is not an Administrative Claim, a Priority Tax Claim, an Other Priority Claim, a Secured Claim, an Intercompany Claim, a Noteholder Claim, or any Claim that constitutes a Preferred Stock Interest/Claim or a Common Stock Interest/Claim. This definition specifically includes, without limitation, Rejection Damages Claims, if any.
(nn)    “Impaired” means, with respect to any Claim or Interest, that such Claim or Interest is impaired within the meaning of Bankruptcy Code Section 1124.
(oo)    “Indemnification Obligation” means any obligation of the Debtor to indemnify, reimburse, or provide contribution pursuant to by-laws, articles or certificates of incorporation, contracts, or otherwise, to the fullest extent permitted by applicable law.
(pp)    “Indenture Trustee” means CSC Trust Company of Delaware or its successor, in any case in its capacity as an indenture trustee for the Old Notes
(qq)    “Indenture Trustee’s Charging Lien” means any Lien or other priority in payment arising prior to the Effective Date to which the Indenture Trustee is entitled, pursuant to the Old Indenture, against distributions to be made to Noteholders for payment of any Indenture Trustee Expenses.
(rr)    “Indenture Trustee Expenses” means those unpaid fees, out-of-pocket costs and expenses incurred by the Indenture Trustee through the Effective Date that are payable under the terms of the Old Indenture.
(ss)    “Intercompany Claim” means any unsecured Claim arising prior to the Petition Date against the Debtor by any of the Non-Debtor Subsidiaries. For the avoidance of doubt, any Claim arising prior to the Petition Date against the Debtor by any of the Non-Debtor Subsidiaries that is secured by a Lien on property in which the Estate has an interest is a Secured Claim.
(tt)    “Interest” means the legal, equitable, contractual, or other rights of any Person (i) with respect to USEC Common Stock or USEC Preferred Stock, or (ii) to acquire or receive any of such Interests.
(uu)    “Lien” means a charge against or interest in property to secure payment of a debt or performance of an obligation
(vv)    “Limited Subsidiary Guaranty” means that certain guarantee of the New Notes to be provided by Enrichment Corp, one of the Non-Debtor Subsidiaries, substantially in the form set forth in the New Indenture, which guarantee shall be (i) subordinated, limited, and conditional to the extent provided therein and (ii) secured to the extent provided in the Subsidiary Security Agreement.
(ww)    “Litigation Rights” means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtor or its Estate may hold against any Person, which are to be retained by the Reorganized Debtor pursuant to Section [5.12] of the Plan, including, without limitation, claims or causes of action arising under or pursuant to Chapter 5 of the Bankruptcy Code.
(xx)    “Majority Consenting Noteholders” means Consenting Noteholders holding a majority in principal amount of the Old Notes held by the Consenting Noteholders.
(yy)    “Majority New Notes” means New Notes to be issued under the Plan in the aggregate principal amount of $200 million.
(zz)    “Minority New Notes” means New Notes to be issued under the Plan in the aggregate principal amount of $40.38 million.
(aaa)    “New Board” means the Board of Directors of the Reorganized Debtor.
(bbb)    “New Common Stock” means the new common shares of the Reorganized Debtor, including Class A and Class B as described in the New USEC Charter, to be authorized and/or issued under [Section 5.7] of the Plan, with the rights of the holders thereof to be as provided for in the New USEC Governing Documents. The term includes New Noteholder Common Stock, New Preferred Stockholder Common Stock and New Minority Common Stock.
(ccc)     “New Indenture” means the indenture, substantially in the form included in the Plan Supplement, under which the Reorganized Debtor will issue the New Notes.

(ddd)     “New Management Incentive Plan” means the management incentive plan (inclusive of equity grants and other incentive awards, severance protection and certain retirement program changes), to be evidenced by documents substantially in the forms included in the Plan Supplement, to be implemented on the Effective Date pursuant to [Section 5.8] of the Plan.
(eee)    “New Minority Common Stock” means five percent (5%) of the New Common Stock to be issued under the Plan, subject to dilution on account of the New Management Incentive Plan. The New Minority Common Stock shall be issued in the form of Class A as described in the New USEC Charter.
(fff)    “New Noteholder Common Stock” means 79.04% of the New Common Stock to be issued under the Plan, subject to dilution on account of the New Management Incentive Plan. The New Noteholder Common Stock shall be issued in the form of Class A as described in the New USEC Charter.
(ggg)     “New Notes” means new notes in the aggregate principal amount of $240.38 million, to be issued by the Reorganized Debtor under, and having the terms set forth in, the New Indenture, which new notes shall have the benefit of the Limited Subsidiary Guaranty and the Subsidiary Security Agreement. The term includes Majority New Notes and Minority New Notes.
(hhh)    “New Preferred Stockholder Common Stock” means 15.96% of the New Common Stock to be issued under the Plan, subject to dilution on account of the New Management Incentive Plan. The New Preferred Stockholder Common Stock shall be issued in the form of Class B as described in the New USEC Charter.
(iii)    “New Securities” means, collectively, the New Common Stock and the New Notes.
(jjj)    “New USEC By-laws” means the by-laws of the Reorganized Debtor substantially in the form included in the Plan Supplement.
(kkk)    “New USEC Charter” means the certificate of incorporation of the Reorganized Debtor substantially in the form included in the Plan Supplement, which shall include the terms of two classes of New Common Stock, Class A and Class B.
(lll)    “New USEC Governing Documents” means the New USEC Charter and the New USEC By-laws.
(mmm)    “Non-Debtor Subsidiaries” means the Debtor’s direct and indirect subsidiaries, consisting of Enrichment Corp, American Centrifuge Holdings, LLC, American Centrifuge Technology, LLC, American Centrifuge Operating, LLC, American Centrifuge Enrichment, LLC, American Centrifuge Manufacturing, LLC, and American Centrifuge Demonstration, LLC.
(nnn)    “Noteholder” means any holder of an Old Note.
(ooo)    “Noteholder Claim” means any Claim arising or existing under or related to the Old Notes, other than any Indenture Trustee Expenses.
(ppp)    “Noteholder Plan Support Agreement” means that certain agreement dated as of December 13, 2013 between the Debtor and the Consenting Noteholders pursuant to which, among other things, and subject to certain terms and conditions including approval of the Disclosure Statement, the Consenting Noteholders agreed to support the Plan.
(qqq)    “Old Indenture” means that certain indenture dated as of September 28, 2007, by and among USEC, as issuer and Wells Fargo Bank, N.A., as trustee, which indenture governs all obligations arising under or in connection with the Old Notes.
(rrr)    “Old Notes” means the 3.0% convertible senior notes due 2014, which were issued by USEC under the Old Indenture.
(sss)    “Old Securities” mean, collectively, the Old Notes, the USEC Preferred Stock, the USEC Common Stock and the Unexercised Common Stock Rights.
(ttt)    “Other Priority Claim” means a Claim against the Debtor entitled to priority pursuant to Bankruptcy Code Section 507(a), other than a Priority Tax Claim or an Administrative Claim.
(uuu)    “Person” means any person, individual, firm, partnership, corporation, trust, association, company, limited liability company, joint stock company, joint venture, governmental unit, or other entity or enterprise.

(vvv)    “Petition Date” means [______], 2014, the date on which the Debtor filed its petition for relief commencing the case that is being administered as the Chapter 11 Case.
(www)    “Plan” means this plan of reorganization under Chapter 11 of the Bankruptcy Code and all implementing documents contained in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time with the consent of the Majority Consenting Noteholders.
(xxx)    “Plan Supplement” means the supplement to the Plan, which may be filed in parts pursuant to Section [5.15] of the Plan, containing, without limitation, (i) the announcement of any change in the name of the Reorganized Debtor, (ii) identification of the members of the New Board as designated by the Consenting Noteholders and reasonably acceptable to the Debtor, and (iii) the Exit Facility, the New USEC Governing Documents, the New Indenture (including the Limited Subsidiary Guaranty), the Subsidiary Security Agreement, the New Management Incentive Plan, and the Supplementary Strategic Relationship Agreement, all of which documents set forth in (iii) hereof shall be mutually acceptable to the Majority Consenting Noteholders and the Debtor, and with respect to any of such documents that effect the rights of the Preferred Stockholders, shall be mutually acceptable to the Majority Consenting Noteholders, the Preferred Stockholders and the Debtor.
(yyy)    “Plan Support Agreements” mean, collectively, the Noteholder Plan Support Agreement, the Toshiba Plan Support Agreement and the B&W Plan Support Agreement.
(zzz)    “Preferred Stockholders” means the holders of the USEC Preferred Stock, which consist exclusively of Toshiba and B&W.
(aaaa)    “Preferred Stockholder Advisors” means (i) Morrison & Foerster LLP, counsel to Toshiba, (ii) Delaware counsel to Toshiba, (iii) GLC Advisors & Co., financial advisor to Toshiba, (iv) Baker Botts L.L.P., counsel to B&W, (v) Delaware counsel to B&W, and (vi) E&A Advisors, LLC, financial advisor to B&W.
(bbbb)    “Preferred Stock Interests/Claims” means, collectively, (i) any Interests that are based upon or arise from USEC Preferred Stock and (ii) any Claims that are based upon or arise from USEC Preferred Stock and are subordinated pursuant to Bankruptcy Code Section 510(b).
(cccc)    “Priority Tax Claim” means a Claim that is entitled to priority pursuant to Bankruptcy Code Section 507(a)(8).
(dddd)    “Professional” means any professional retained in the Chapter 11 Case by order of the Bankruptcy Court, excluding any of the Debtor’s ordinary course professionals.
(eeee)    “Professional Fee Claim” means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services rendered after the Petition Date and prior to and including the Effective Date, subject to any limitations imposed by order of the Bankruptcy Court.
(ffff)    “Pro Rata” means, at any time, the proportion that the amount of a Claim or Interest in a particular Class or Classes (or portions thereof, as applicable) bears to the aggregate amount of all Claims or Interests (including Disputed Claims or Interests), as applicable, in such Class or Classes, unless the Plan provides otherwise.
(gggg)    “Proof of Claim” means a Proof of Claim filed with the Bankruptcy Court or the Claims Agent in connection with the Chapter 11 Case.
(hhhh)    “Proof of Interest” means a Proof of Interest filed with the Bankruptcy Court or the Claims Agent in connection with the Chapter 11 Case.
(iiii)    “Reinstated” means (i) leaving unaltered the legal, equitable, and contractual rights to which the holder of a Claim or Interest is entitled so as to leave such Claim unimpaired in accordance with Bankruptcy Code Section 1124; or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default, (v) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Bankruptcy Code Section 365(b)(2), or of a kind that Section 365(b)(2) does not require to be cured, (w) reinstating the maturity of such Claim or Interest as such maturity existed before such default, (x) compensating the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, (y) if such Claim or Interest arises from any failure to perform a nonmonetary obligation, other than a default arising from failure to operate a nonresidential real property lease subject to Bankruptcy Code Section 365(b)(1)(A), compensating the holder of such Claim or Interest (other than the debtor or an insider) for any actual pecuniary loss incurred by such holder as a result of such failure, and (z) not otherwise altering the legal, equitable, or contractual rights to which the holder of such Claim or Interest is entitled; provided, however, that any Claim that is Reinstated under the Plan shall be subject to all limitations set forth in the Bankruptcy Code, including, in particular, Sections 502 and 510.
(jjjj)    “Rejection Damages Claim” means a Claim arising from the Debtor’s rejection of a contract or lease, which Claim shall be limited in amount by any applicable provision of the Bankruptcy Code, including, without limitation, Bankruptcy Code Section 502, subsection 502(b)(6) thereof with respect a Claim of a lessor for damages resulting from the rejection of a lease of real property, subsection 502(b)(7) thereof with respect to a Claim of an employee for damages resulting from the rejection of an employment contract, or any other subsection thereof.
(kkkk)    “Reorganized Debtor” means the reorganized Debtor or its successor on or after the Effective Date.
(llll)    “Request for Payment” means a request for payment of an Administrative Claim filed with the Bankruptcy Court in connection with the Chapter 11 Case.
(mmmm)    “Secured Claim” means a Claim (i) that is secured by a Lien on property in which the Estate has an interest, which lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law, or a Claim that is subject to a valid right of setoff; (ii) to the extent of the value of the holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to a valid right of setoff, as applicable; and (iii) the amount of which (A) is undisputed by the Debtor or (B) if disputed by the Debtor, such dispute is settled by written agreement between the Debtor (with the consent of the Majority Consenting Noteholders) or the Reorganized Debtor and the holder of such Claim or determined, resolved, or adjudicated by final, nonappealable order of a court or other tribunal of competent jurisdiction.
(nnnn)    “Subsidiary Security Agreement” means the security agreement to be entered into by Enrichment Corp, one of the Non-Debtor Subsidiaries, to secure the Limited Subsidiary Guaranty, which shall be substantially in the form included in the Plan Supplement.
(oooo)    “Substantial Contribution Claim” means a claim for compensation or reimbursement of costs and expenses relating to services rendered in making a substantial contribution in the Chapter 11 Case pursuant to Bankruptcy Code Sections 503(b)(3), (4), or (5).
(pppp)    “Supplementary Strategic Relationship Agreement” means the new agreement to be entered into by and among the Reorganized Debtor, B&W and Toshiba, as a supplement to the continuing Strategic Relationship Agreement dated as of May 25, 2010, to govern certain business and strategic relationships of the parties after the Effective Date, which shall be substantially in the form included in the Plan Supplement.
(qqqq)     “Toshiba” means Toshiba America Nuclear Energy Corporation.
(rrrr)    “Toshiba Plan Support Agreement” means that certain agreement dated as of [_____], [201_] between the Debtor and Toshiba pursuant to which, among other things, and subject to certain terms and conditions including approval of the Disclosure Statement, Toshiba agreed to support the Plan.
(ssss)    “Unexercised Common Stock Rights” means, collectively, any stock options or other right to purchase any USEC Common Stock, together with any warrants, conversion rights, rights of first refusal, subscriptions, commitments, agreements, or other rights to acquire or receive any such USEC Common Stock that have not been exercised prior to the Effective Date. The term specifically excludes Common Stock Interests/Claims.
(tttt)    “Unfiled Claim” means a Claim as to which no Proof of Claim or Request for Payment has been filed.
(uuuu)    “Unimpaired” means, with respect to any Claim, that such Claim is not impaired within the meaning of Bankruptcy Code Section 1124.
(vvvv)    “USEC” means USEC Inc., a Delaware corporation, which is the Debtor in the Chapter 11 Case.
(wwww)    “USEC Common Stock” means, collectively, any common equity in USEC outstanding prior to the Effective Date, including, without limitation, any stock option or other right to purchase the common stock of USEC, together with any warrant, conversion right, restricted stock unit, right of first refusal, subscription, commitment, agreement, or other right to acquire or receive any such common stock in USEC that have been fully exercised prior to the Effective Date.
(xxxx)    “USEC Preferred Stock” means, collectively, any preferred equity in USEC outstanding prior to the Effective Date, including, without limitation, any stock options or other right to purchase the preferred stock of USEC, together with any warrants, conversion rights, rights of first refusal, subscriptions, commitments, agreements, or other rights to acquire or receive any preferred stock or other preferred equity ownership interests in USEC prior to the Effective Date.

ARTICLE II
CLASSIFICATION OF CLAIMS AND INTERESTS
2.1    Introduction
A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date. A Claim or Interest may be and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.
2.2    Unclassified Claims
In accordance with Bankruptcy Code Section 1123(a)(1), Administrative Claims, DIP Facility Claims, and Priority Tax Claims have not been classified.
2.3    Unimpaired Classes of Claims
The following Classes contain Claims that are not Impaired by the Plan, are deemed to accept the Plan, and are not entitled to vote on the Plan.
Class 1: Other Priority Claims
Class 1 consists of all Other Priority Claims.
Class 2: Secured Claims
Class 2 consists of all Secured Claims.
Class 3: General Unsecured Claims
Class 3 consists of all General Unsecured Claims.
Class 4: Intercompany Claims
Class 4 consists of all Intercompany Claims.
2.4    Impaired Voting Classes of Claims and Interests
The following Classes contains Claims and Interests that are Impaired by the Plan and are entitled to vote on the Plan.
Class 5: Noteholder Claims
Class 5 consists of all Noteholder Claims.
Class 6: Preferred Stock Interests/Claims
Class 6 consists of all Preferred Stock Interests/Claims

2.5    Impaired Non-Voting Classes of Claims and Interests
The following Classes contain Claims and Interests that are Impaired by the Plan, are deemed to reject the Plan, and are not entitled to vote on the Plan.
Class 7: Common Stock Interests/Claims
Class 7 consists of any Common Stock Interests/Claims.
Class 8: Unexercised Common Stock Rights
Class 8 consists of all Unexercised Common Stock Rights.

ARTICLE III
TREATMENT OF CLAIMS AND INTERESTS
3.1    Unclassified Claims
(a)    Administrative Claims
With respect to each Allowed Administrative Claim, except as otherwise provided for in Section [10.1] of the Plan, on the applicable Distribution Date, the holder of each such Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, (A) Cash equal to the unpaid portion of such Allowed Administrative Claim or (B) such different treatment as to which such holder and the Debtor (with the consent of the Majority Consenting Noteholders) or the Reorganized Debtor, as applicable, shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.
(b)    DIP Facility Claim
The DIP Facility Claim shall be deemed Allowed in its entirety for all purposes of the Plan and the Chapter 11 Case. The holder of the Allowed DIP Facility Claim shall receive, on the later of the Distribution Date or the date on which such DIP Facility Claim becomes payable pursuant to any agreement between such holder and the Debtor or the Reorganized Debtor, as applicable, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed DIP Facility Claim (i) payment of such Allowed DIP Facility Claim in Cash or (ii) such different treatment as to which such holder and the Debtor (with the consent of the Majority Consenting Noteholders) or the Reorganized Debtor, as applicable, shall have agreed upon in writing.
(c)    Priority Tax Claims
Each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, as shall have been determined by the Debtor or by the Reorganized Debtor, either (i) on the applicable Distribution Date, Cash equal to the due and unpaid portion of such Allowed Priority Tax Claim, (ii) treatment in a manner consistent with Bankruptcy Code Section 1129(a)(9)(C), or (iii) such different treatment as to which such holder and the Debtor (with the consent of the Majority Consenting Noteholders) or the Reorganized Debtor, as applicable, shall have agreed upon in writing.
3.2    Unimpaired Classes of Claims
(a)    Class 1: Other Priority Claims
On the applicable Distribution Date, each holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, either (i) Cash equal to the unpaid portion of such Allowed Other Priority Claim or (ii) such different treatment as to which such holder and the Debtor (with the consent of the Majority Consenting Noteholders) or the Reorganized Debtor, as applicable, shall have agreed upon in writing.
(b)    Class 2: Secured Claims
As to all Allowed Secured Claims, on the Effective Date, the legal, equitable, and contractual rights of each holder of such an Allowed Secured Claim shall be Reinstated. On the applicable Distribution Date, each holder of such an Allowed Secured Claim shall receive, in full satisfaction, settlement of and in exchange for, such Allowed Secured Claim, such payment on such terms as would otherwise apply to such Claim had the Chapter 11 Case not been filed, consistent with the relevant underlying documents, if any.
Notwithstanding Section 1141(c) or any other provision of the Bankruptcy Code, all prepetition Liens on property of the Debtor held with respect to an Allowed Secured Claim shall survive the Effective Date and continue in accordance with the contractual terms or statutory provisions governing such Allowed Secured Claim until such Allowed Secured Claim is satisfied, at which time such Liens shall be released, shall be deemed null and void, and shall be unenforceable for all purposes. Nothing in the Plan shall preclude the Debtor or the Reorganized Debtor from challenging the validity of any alleged Lien on any asset of the Debtor or the value of the property that secures any alleged Lien.

(c)    Class 3: General Unsecured Claims
On the applicable Distribution Date, each holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim, either (i) Cash equal to the unpaid portion of such Allowed General Unsecured Claim or (ii) such different treatment as to which such holder and the Debtor (with the consent of the Majority Consenting Noteholders) or the Reorganized Debtor, as applicable, shall have agreed upon in writing.
(d)    Class 4: Intercompany Claims
With respect to each Allowed Intercompany Claim, (i) the legal, equitable and contractual rights of the holder of the Intercompany Claim shall be Reinstated as of the Effective Date or (ii) by agreement between the holder and the Debtor (with the consent of the Majority Consenting Noteholders), may be adjusted, continued, expunged, or capitalized, either directly or indirectly or in whole or in part, as of the Effective Date.
3.3    Impaired Voting Classes of Claims and Interests
(a)    Class 5: Noteholder Claims
The Noteholder Claims shall be deemed Allowed in their entirety for all purposes of the Plan and the Chapter 11 Case in an amount not less than $530,000,000 as of the Petition Date, plus all applicable accrued and unpaid interest, fees, expenses and other amounts due under the Old Indenture, which Allowed Noteholder Claims shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity. Subject to the terms and conditions of Sections [5.5 and 7.5] of the Plan, each holder of an Allowed Noteholder Claim shall receive, on the Distribution Date, in full satisfaction, settlement, release, discharge of, in exchange for, and on account of such Allowed Noteholder Claim, its Pro Rata share of (i) the New Noteholder Common Stock, (ii) Cash equal to the amount of the interest accrued at the non-default rate on the Old Notes from the date of the last interest payment made by the Debtor before the Petition Date to the Effective Date and (iii) the Majority New Notes.
(b)    Class 6: Preferred Stock Interests/Claims
The USEC Preferred Stock Interests/Claims shall be deemed Allowed in their entirety for all purposes of the Plan and the Chapter 11 Case, and such Allowed USEC Preferred Stock Interests/Claims shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity. Subject to the terms and conditions of Sections [5.5 and 7.5] of the Plan, each holder of an Allowed USEC Preferred Stock Interest/Claim shall receive, on the Distribution Date, in full satisfaction, settlement, release, discharge of, in exchange for, and on account of such Allowed USEC Preferred Stock Interests/Claims, its Pro Rata share of (i) the New Preferred Stockholder Common Stock and (ii) the Minority New Notes; and shall have the benefits and obligations agreed to in the Supplementary Strategic Relationship Agreement.
3.4    Impaired Nonvoting Classes of Claims and Interests
(a)    Class 7: Common Stock Interests/Claims
All securities or other documents evidencing USEC Common Stock shall be cancelled as of the Effective Date.
If Class 5 and Class 6 vote to accept the Plan, the holders of any such Allowed Common Stock Interests/Claims shall be entitled to receive on the applicable Distribution Date, in full satisfaction, settlement, release, discharge of, in exchange for, and on account of such Allowed Interest or Claim, their Pro Rata share of the New Minority Common Stock.
If Class 5 or Class 6 votes to reject the Plan, the holders of Common Stock Interests/Claims shall not receive or retain any property under the Plan on account of such Interests or Claims.
(b)    Class 8: Unexercised Common Stock Rights
All Unexercised Common Stock Rights shall be cancelled as of the Effective Date. No holder of Unexercised Common Stock Rights shall receive or retain any property under the Plan on account of such Unexercised Common Stock Rights.

3.5    Reservation of Rights Regarding Claims and Interests
Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtor’s or the Reorganized Debtor’s rights and defenses, both legal and equitable, with respect to any Claims or Interests, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

ARTICLE IV
ACCEPTANCE OR REJECTION OF THE PLAN
4.1    Impaired Classes Entitled to Vote
Holders of Claims in the Impaired Class of Noteholder Claims and holders of Interests/Claims in the Impaired Class of Preferred Stock Interests/Claims are each entitled to vote as a Class to accept or reject the Plan. Accordingly, the votes of holders of Claims in Class 5 and Interests/Claims in Class 6 shall be solicited with respect to the Plan.
4.2    Acceptance by an Impaired Class
In accordance with Bankruptcy Code Section 1126(c), and except as provided in Bankruptcy Code Section 1126(e), the Impaired Class of Noteholder Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (½) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan. In accordance with Bankruptcy Code Section 1126(d), and except as provided in Bankruptcy Code Section 1126(e), the Impaired Class of Preferred Stock Interests/Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount of the Allowed Interests of such Class that have timely and properly voted to accept or reject the Plan.
4.3    Presumed Acceptances by Unimpaired Classes
Claims in Classes 1, 2, 3, and 4 are Unimpaired under the Plan. Under Bankruptcy Code Section 1126(f), holders of such Unimpaired Claims are conclusively presumed to have accepted the Plan, and the votes of such Unimpaired Claim and Interest holders shall not be solicited.
4.4    Classes Deemed to Reject Plan
Holders of Allowed Common Stock Interests/Claims in Class 7, although receiving a distribution under the Plan if Classes 5 and 6 vote to accept the Plan, are deemed to have rejected the Plan, and the votes of such holders shall not be solicited. Holders of Allowed Interests in Class 8 are not entitled to receive or retain any property under the Plan, are deemed to have rejected the Plan, and the votes of such holders shall not be solicited.
4.5    Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code
In view of the deemed rejection of the Plan by Classes 7 and 8, the Debtor requests Confirmation of the Plan, as it may be modified from time to time with the consent of the Majority Consenting Noteholders, under Bankruptcy Code Section 1129(b).
The Debtor reserves the right to alter, amend, or modify the Plan, or any document included in the Plan Supplement, with the consent of the Majority Consenting Noteholders and in accordance with the provisions of the Plan, including, without limitation, Section 10.12, as necessary to satisfy the requirements of Bankruptcy Code Section 1129(b).

ARTICLE V
MEANS FOR IMPLEMENTATION OF THE PLAN
5.1    Continued Corporate Existence
The Reorganized Debtor shall continue to exist as of and after the Effective Date as a legal entity, in accordance with the applicable laws of the State of Delaware and pursuant to the New USEC Governing Documents. The Reorganized Debtor reserves the right to change its name, with any such name change to be mutually acceptable to the Debtor and the Majority Consenting Noteholders, to be announced in the Plan Supplement and to be effective upon the Effective Date.
5.2    Certificate of Incorporation and By-laws
The certificate of incorporation and by-laws of the Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to Bankruptcy Code Section 1123(a)(6), a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by Bankruptcy Code Section 1123(a)(6) and limited as necessary to facilitate compliance with applicable non-bankruptcy federal laws governing foreign ownership of the Debtor. The certificate of incorporation and by-laws of the Debtor, as amended, shall constitute the New USEC Governing Documents. The New USEC Governing Documents shall be in substantially the forms of such documents included in the Plan Supplement and shall be in full force and effect as of the Effective Date.
5.3    Funding
(a)    The Reorganized Debtor shall be authorized to (i) enter into the Exit Facility, (ii) grant any liens and security interests and incur the indebtedness as required under the Exit Facility, and (iii) issue, execute and deliver all documents, instruments and agreements necessary or appropriate to implement and effectuate all obligations under the Exit Facility, with each of the foregoing being acceptable to the Majority Consenting Noteholders, and to take all other actions necessary to implement and effectuate borrowings under the Exit Facility. On the Effective Date, the Exit Facility, together with new promissory notes, if any, evidencing obligations of the Reorganized Debtor thereunder, and all other documents, instruments, and agreements to be entered into, delivered, or confirmed thereunder on the Effective Date, shall become effective. The new promissory notes issued pursuant to the Exit Facility and all obligations under the Exit Facility and related documents shall be paid as set forth in the Exit Facility and related documents
(b)    The Debtor and the Reorganized Debtor, as applicable, shall be authorized to (i) engage in intercompany transactions to transfer Cash for distribution pursuant to the Plan, (ii) continue to engage in intercompany transactions (subject to any applicable contractual limitations, including any in the Exit Facility), including, without limitation, transactions relating to the incurrence of intercompany indebtedness, and (iii) grant any liens and security interests to any subsidiary as may be necessary to procure intercompany funding from such subsidiary consistent with the Exit Facility, if applicable.
5.4    Cancellation of Old Securities and Agreements
(a)    On the Effective Date, except as otherwise provided for herein, the Old Securities shall be deemed extinguished, cancelled and of no further force or effect. The Old Notes and any securities instruments evidencing the USEC Preferred Stock, the USEC Common Stock and the Unexercised Common Stock Rights shall be deemed surrendered in accordance with Section [7.6] of the Plan. For the avoidance of doubt, with respect to the USEC Preferred Stock, the Securities Purchase Agreement dated as of May 25, 2010 and the Investor Rights Agreement dated as of September 2, 2010 (and any amendments to the foregoing) shall be cancelled as of the Effective Date, without liability to, or future obligation of, any party; but the Strategic Relationship Agreement dated as of May 25, 2010 shall continue and be assumed under Section 6.1(a) of the Plan.
(b)    The obligations of the Debtor (and the Reorganized Debtor) under any agreements, indentures, or certificates of designations governing the Old Securities and any other note, bond, or indenture evidencing or creating any indebtedness or obligation with respect to the Old Securities shall be discharged in each case without further act or action under any applicable agreement, law, regulation, order, or rule and without any action on the part of the Bankruptcy Court or any Person; provided, however, that the Old Notes and the Old Indenture shall continue in effect solely for the purposes of (i) allowing the holders of the Old Notes to receive the distributions provided for Noteholder Claims hereunder, (ii) allowing the Disbursing Agent to make distributions on account of the Noteholder Claims, and (iii) preserving (x) the rights of the Indenture Trustee with respect to the Indenture Trustee Expenses, including, without limitation, any indemnification rights provided by the Old Indenture and (y) the Indenture Trustee’s Charging Lien.

(c)    Subsequent to the performance by the Indenture Trustee or its agents of any duties that are required under the Plan, the Confirmation Order and/or under the terms of the Old Indenture, the Indenture Trustee and its agents (i) shall be relieved of, and released from, all obligations associated with the Old Notes arising under the Old Indenture or under other applicable agreements or law and (ii) shall be deemed to be discharged.
5.5    Authorization and Issuance of the New Notes
(a)    On the Effective Date, Reorganized USEC shall authorize the issuance of the New Notes in the aggregate principal amount of $240.38 million. The New Notes shall be governed by the New Indenture and shall have the benefit of the Limited Subsidiary Guaranty and the Subsidiary Security Agreement. The Debtor or the Reorganized Debtor, as applicable, shall use commercially reasonable efforts to cause the New Notes to be represented by one or more global notes and to be issued in book-entry form through the facilities of The Depository Trust Company.
(b)    The issuance and distribution of the New Notes pursuant to the Plan to holders of Allowed Noteholder Claims and Allowed Preferred Stock Interests/Claims shall be authorized under Bankruptcy Code Section 1145 as of the Effective Date without further act or action by any Person, except as may be required by the New Indenture or applicable law, regulation, order, or rule, including, without limitation, the Trust Indenture Act of 1939, as amended; and all documents evidencing the same shall be executed and delivered as provided for in the Plan or the Plan Supplement.
5.6    Participation in Plan by Enrichment Corp; Authorization and Issuance of the Limited Subsidiary Guaranty
(a)    Enrichment Corp has agreed to be a co-proponent and participant in the Plan for purposes of the Limited Subsidiary Guaranty and the Subsidiary Security Agreement and consents to the jurisdiction of the Bankruptcy Court for the purpose of enforcing its agreement to execute, deliver and perform under the Limited Subsidiary Guaranty and the Subsidiary Security Agreement. Enrichment Corp shall have no other obligations under the Plan.
(b)    As a co-proponent of the Plan, Enrichment Corp shall be deemed to be, and the Confirmation Order shall find that Enrichment Corp is, an affiliate of the Debtor participating in a joint plan with the Debtor for purposes of Bankruptcy Code Section 1145. Accordingly, the issuance by Enrichment Corp of the Limited Subsidiary Guaranty pursuant to the Plan to the holders of Allowed Noteholder Claims and Allowed Preferred Stock Interests/Claims shall be authorized under Bankruptcy Code Section 1145 as of the Effective Date without further act or action by any Person, except as may be required by applicable law, regulation, order or rule; and all documents evidencing same shall be executed and delivered as provided for in the Plan or the Plan Supplement.
5.7    Authorization and Issuance of the New Common Stock
(a)    On the Effective Date, the Reorganized Debtor shall have authorized capital as set forth in the New USEC Charter and from such authorized capital shall issue or reserve for issuance under the Plan 10,000,000 shares of New Common Stock, consisting of (ii) 7,113,600 shares of New Common Stock, Class A to be issued as the New Noteholder Common Stock for distribution to holders of Allowed Noteholder Claims; (iii) 1,436,400 shares of New Common Stock, Class B to be issued as the New Preferred Stockholder Common Stock for distribution to holders of Allowed Preferred Stock Interests/Claims; (iv) 450,000 shares of New Common Stock, Class A to be issued as the New Minority Common Stock for distribution to holders of Allowed Common Stock Interests/Claims; and (v) 1,000,000 shares of New Common Stock to be issued or reserved for issuance on account of stock options, stock appreciation rights, restricted stock, restricted stock units, and/or other forms of equity-based awards granted under the New Management Incentive Plan (excluding shares of New Common Stock that may be issuable as a result of the antidilution provisions).
(b)    The New Common Stock issued under the Plan shall be subject to dilution based upon (i) such shares of the New Common Stock as may be issued pursuant to the New Management Incentive Plan as set forth in Section [5.8] of the Plan and (ii) any other shares of New Common Stock issued post-emergence in accordance with the provisions of the New USEC Governing Documents.
(c)    The issuance and distribution of the New Common Stock pursuant to the Plan to holders of Allowed Noteholder Claims, Allowed Preferred Stock Interests/Claims, and Allowed Common Stock Interests/Claims shall be authorized under Bankruptcy Code Section 1145 as of the Effective Date without further act or action by any Person, except as may be required by the New USEC Governing Documents or applicable law, regulation, order or rule; and all documents evidencing same shall be executed and delivered as provided for in the Plan or the Plan Supplement.
(d)    The rights of the holders of New Common Stock shall be as provided for in the New USEC Governing Documents.

(e)    As promptly as possible after the Effective Date, the Reorganized Debtor will file, and use reasonable best efforts to have declared effective as promptly as practicable, a “resale shelf” registration statement on the applicable form with the United States Securities and Exchange Commission to register the resale of New Noteholder Common Stock or New Preferred Stockholder Common Stock by any holder who may be deemed an “underwriter” pursuant to Bankruptcy Code Section 1145(b)(1).
(f)    The Reorganized Debtor shall be a public company, shall have registered the New Common Stock under the Securities Exchange Act of 1934, and shall make periodic filings as required by the Securities Exchange Act of 1934.
5.8    New Management Incentive Plan; Further Participation in Incentive Plans
(a)    In accordance with the New Management Incentive Plan, on the Effective Date, the Reorganized Debtor shall be authorized and directed to establish and implement the New Management Incentive Plan.
(b)    Under the equity component of the New Management Incentive Plan, 1,000,000 shares of New Common Stock, Class A, shall be issued or reserved for issuance with respect to awards of stock options, stock appreciation rights, restricted stock, restricted stock units, and/or other forms of equity-based awards granted to employees, officers, directors or other individuals providing bona fide services to or for the Reorganized Debtor or its affiliates, as set forth in the New Management Incentive Plan.
(c)    As of the Effective Date, pursuant to the Confirmation Order and Section 303 of the Delaware General Corporation Law, the New Management Incentive Plan shall be deemed adopted by the unanimous action of the New Board and approved by the unanimous action of the stockholders of the Reorganized Debtor (including, without limitation, for purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder). The foregoing sentence shall not be deemed to limit the application of Section 303 of the Delaware General Corporation Law to any other corporate action taken pursuant to the Plan.
(d)    After the Effective Date, the New Management Incentive Plan may be amended or modified from time to time by the New Board only to the extent permitted by the terms of the New Management Incentive Plan, and any such permitted amendment or modification shall not require an amendment of the Plan.
(e)    Any pre-existing understandings, either oral or written, between the Debtor and any member of management, any employee, or any other Person as to entitlement to (i) any pre-existing equity or equity-based awards or (ii) participate in any pre-existing equity incentive plan, equity ownership plan or any other equity-based plan (but specifically excluding any Cash payment components of any such equity-based plans) shall be null and void as of the Effective Date and shall not be binding on the Reorganized Debtor on or following the Effective Date.
5.9    Directors and Officers of Reorganized USEC
(a)    Upon the Effective Date, the New Board shall consist of eleven (11) members, each as identified in the Plan Supplement. Thereafter, the New Board shall serve in accordance with the New USEC Governing Documents.
(b)    The officers of USEC shall continue to serve in their same respective capacities after the Effective Date for the Reorganized Debtor until replaced or removed in accordance with the New USEC Governing Documents, subject to applicable law.
5.10    Revesting of Assets
Except as otherwise provided herein, the property of the Debtor’s Estate, together with any property of the Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtor may operate its business and may use, acquire, and dispose of such property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court. Except as specifically provided in the Plan or the Confirmation Order, as of the Effective Date, all property of the Reorganized Debtor shall be free and clear of all Claims and Interests, and all Liens with respect thereto.
5.11    Indemnification of Debtor’s Directors, Officers, and Employees; Insurance
(a)    Upon the Effective Date, the New USEC Governing Documents shall contain provisions, or the Reorganized Debtor shall enter into indemnification agreements, which, to the fullest extent permitted by applicable law, (i) eliminate the personal liability of the Debtor’s directors, officers, and key employees serving before, on, and after the Petition Date and the Reorganized Debtor’s directors, officers, and key employees serving on and after the Effective Date for monetary damages; and (ii) require the Reorganized Debtor, subject to appropriate procedures, to indemnify those of the Debtor’s directors, officers, and key employees serving prior to, on, or after the Effective Date for all claims and actions, including, without limitation, for pre-Effective Date acts and occurrences.
(b)    The Debtor or the Reorganized Debtor, as the case may be, shall maintain director and officer insurance coverage in the amount of $115 million, and for a tail period of six (6) years, for those Persons covered by any such policies in effect during the pendency of the Chapter 11 Case, continuing after the Effective Date, insuring such Persons in respect of any claims, demands, suits, causes of action, or proceedings against such Persons based upon any act or omission related to such Person’s service with, for, or on behalf of the Debtor (whether occurring before or after the Petition Date). Such policies shall be fully paid and noncancellable. If not purchased by the Debtor before the Effective Date, on or after the Effective Date, the Reorganized Debtor shall purchase director and officer insurance covering the period on or after the Effective Date.
5.12    Preservation of Rights of Action; Resulting Claim Treatment
Except as otherwise provided in the Plan (including with respect to any Litigation Rights that may be released pursuant to Section 10.7(a) of the Plan), the Confirmation Order, or the Plan Supplement, and in accordance with Bankruptcy Code Section 1123(b), on the Effective Date, the Debtor or the Reorganized Debtor shall retain all of the respective Litigation Rights that the Debtor or the Reorganized Debtor may hold against any Person. The Debtor or the Reorganized Debtor shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all such Litigation Rights without approval of the Bankruptcy Court.
5.13    Exemption From Certain Transfer Taxes
Pursuant to Bankruptcy Code Section 1146(a), any transfers from the Debtor to the Reorganized Debtor or any other Person pursuant to, in contemplation of, or in connection with the Plan, including any Liens granted to secure the Exit Facility or the New Notes, including the Limited Subsidiary Guaranty, and the issuance, transfer, or exchange of any debt, equity securities or other interest under or in connection with the Plan, shall not be taxed under any law imposing a stamp tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or government assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to all documents necessary to evidence and implement distributions under the Plan, including the documents contained in the Plan Supplement and all documents necessary to evidence and implement any of the transactions and actions described in the Plan or the Plan Supplement.
5.14    Corporate Action; Effectuating Documents
(a)    On the Effective Date, the adoption and filing of the New USEC Governing Documents and all actions contemplated by the Plan shall be authorized and approved in all respects pursuant to the Plan. All matters provided for herein involving the corporate structure of the Debtor or the Reorganized Debtor, and any corporate action required by the Debtor, the Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the stockholders or directors of the Debtor or the Reorganized Debtor, and shall be fully authorized pursuant to Section 303 of the Delaware General Corporation Law.
(b)    Any chief executive officer, president, chief financial officer, senior vice president, general counsel or other appropriate officer of the Reorganized Debtor, shall be authorized to execute, deliver, file, or record the documents included in the Plan Supplement and such other contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Any secretary or assistant secretary of the Reorganized Debtor shall be authorized to certify or attest to any of the foregoing actions. All of the foregoing is authorized without the need for any required approvals, authorizations, or consents except for express consents required under the Plan.
5.15    Plan Supplement
The Plan Supplement may be filed in parts either contemporaneously with the filing of the Plan or from time to time thereafter, but in no event later than one (1) week prior to the deadline established by the Bankruptcy Court for objecting to the Disclosure Statement. After filing, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal business hours. The Plan Supplement is also available for inspection on (a) the website maintained by the Claims and Noticing Agent: http://www.loganandco.com, and (b) the Bankruptcy Court’s website: http://www.deb.uscourts.gov. In addition, holders of Claims or Interests may obtain a copy of any document included in the Plan Supplement upon written request in accordance with Section [10.15] of the Plan.

ARTICLE VI
TREATMENT OF CONTRACTS AND LEASES
6.1    Assumed Contracts and Leases
(a)    Except as otherwise provided in the Plan, the Confirmation Order, or the Plan Supplement, as of the Effective Date, the Debtor shall be deemed to have assumed each executory contract or unexpired lease to which the Debtor is a party as of the Petition Date unless any such contract or lease (i) was previously assumed or rejected upon motion by a Final Order, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of any pending motion, including to assume, to assume on modified terms, to reject or to make any other disposition filed by the Debtor on or before the Confirmation Date, or (iv) is subsequently rejected in accordance with the provisions of Section 6.2(c) of the Plan. The Confirmation Order shall constitute an order of the Bankruptcy Court under Bankruptcy Code Section 365(a) approving the contract and lease assumptions described above, as of the Effective Date.
(b)    Each executory contract and unexpired lease that is assumed shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such contract or lease and (ii) all contracts or leases appurtenant to the subject premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.
(c)    To the extent applicable, all executory contracts or unexpired leases of the Debtor assumed pursuant to the Plan shall be deemed modified such that the transactions contemplated by the Plan shall not be a “change in control,” however such term may be defined in the relevant executory contract or unexpired lease, and any required consent under any such contract or lease shall be deemed satisfied by the Confirmation of the Plan.
6.2    Payments Related to Assumption of Contracts and Leases; Resolution of Assumption-Related Disputes
(a)    Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under Bankruptcy Code Section 365(b)(1) by Cure. The Debtor shall, at its option, be permitted to resolve any dispute with respect to the amount of Cure either (i) through the Bankruptcy Court, or (ii) in the procedural manner in which a dispute regarding the amounts owed under a particular executory contract and unexpired lease would have been settled, determined, resolved or adjudicated if the Chapter 11 Case had not been commenced.
(b)    If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of the Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of Bankruptcy Code Section 365) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following (y) the entry of a Final Order resolving the dispute and approving the assumption if such dispute is adjudicated in the Bankruptcy Court, or (z) as to amounts under the executory contract or unexpired lease, following the final resolution of such matter if the Debtor elected to handle such dispute in the procedural manner in which it would have been settled, determined, resolved or adjudicated if the Chapter 11 Case had not been commenced.
(c)    Notwithstanding any of the foregoing subsections of this Section 6.2, the Debtor shall be authorized to reject any executory contract or unexpired lease to the extent the Debtor, in the exercise of its sound business judgment, concludes that the amount of the Cure obligation as determined by Final Order or as otherwise finally resolved, renders assumption of such contract or lease unfavorable to the Debtor’s Estate. In the event the Debtor so rejects any previously assumed contract or lease, and such rejection gives rise to a Rejection Damages Claim, such Rejection Damages Claim arising out of such rejection shall be limited to the amount of the Allowed Rejection Damage Claim.
6.3    Rejected Contracts and Leases

The Debtor, with the consent of the Majority Consenting Noteholders, reserves the right, at any time prior to the Effective Date, except as otherwise specifically provided herein, to seek to reject any executory contract or unexpired lease to which the Debtor is a party and to file a motion requesting authorization for the rejection of any such contract or lease. Any executory contracts or unexpired leases that expire by their terms prior to the Effective Date are deemed to be rejected, unless previously assumed or otherwise disposed of by the Debtor.
6.4    Compensation and Benefit Programs
(a)    Except to the extent (i) otherwise provided for in the Plan, (ii) previously assumed or rejected by an order of the Bankruptcy Court entered on or before the Confirmation Date, (iii) the subject of a pending motion to reject filed by the Debtor on or before the Confirmation Date, or (iv) previously terminated, all Employee Programs in effect before the Effective Date, shall be deemed to be, and shall be treated as though they are, contracts that are assumed under the Plan. Nothing contained herein shall be deemed to modify the existing terms of Employee Programs, including, without limitation, the Debtor’s and the Reorganized Debtor’s rights of termination and amendment thereunder.
(b)    To the extent any “change in control” provision contained in any Employee Program would be triggered and payable solely as a result of the transactions contemplated by the Plan, such Employee Program shall not be assumed to the extent a waiver of the change in control provision is not executed by the employee having the benefit of such change in control provision, but otherwise shall remain in full force and effect and may be triggered as a result of any transactions occurring after the Effective Date.
(c)    As of the Effective Date, any and all equity incentive plans, equity ownership plans, or any other equity-based plans entered into before the Effective Date, including Claims arising from any change in control provision therein, shall be deemed to be, and shall be treated as though they are, contracts that are rejected pursuant to Bankruptcy Code Section 365 under the Plan pursuant to the Confirmation Order, provided, however, that nothing contained herein will impact any Cash payment components of any such equity-based plans.
(d)    The Reorganized Debtor affirms and agrees that (i) it is and will continue to be the contributing sponsor of the Employees’ Retirement Plan of USEC Inc. (the “Pension Plan”), a tax-qualified defined benefit pension plan insured by the Pension Benefit Guaranty Corporation under Title IV of the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. §§ 1301-1461, et seq; (ii) the Pension Plan is subject to minimum funding requirements of ERISA and §§ 412 and 430 of the Internal Revenue Code; (iii) no provision of the Plan, the Confirmation Order, or Bankruptcy Code Section 1141, shall, or shall be construed to, discharge, release, or relieve the Debtor, the Reorganized Debtor, or any other party, in any capacity, from any liability with respect to the Pension Plan under any law, governmental policy, or regulatory provision; and (iv) neither the PBGC nor the Pension Plan shall be enjoined from enforcing such liability as a result of the Plan’s provisions for satisfaction, release and discharge of Claims. The Debtor further affirms and agrees that any discharge of liability provided under this Plan shall not operate to discharge any obligations it might have under applicable non-bankruptcy law with respect to any tax-qualified defined benefit pension plan maintained by Enrichment Corp, one of the Non-Debtor Subsidiaries, as a result of the Debtor’s status as a member of the “controlled group” for such pension plan. As of the Effective Date, the Reorganized Debtor shall contribute to the Pension Plan the amount necessary to satisfy minimum funding standards under sections 302 and 303 of ERISA, 29 U.S.C. §§ 1082 and 1083, and sections 412 and 430 of the Internal Revenue Code, to the extent that any such contributions were not made during the Chapter 11 Case.
6.5    Certain Indemnification Obligations
(a)    Indemnification Obligations owed to those of the Debtor’s directors, officers, and employees serving prior to, on, and after the Petition Date shall be deemed to be, and shall be treated as though they are, contracts that are assumed pursuant to Bankruptcy Code Section 365 under the Plan, and such Indemnification Obligations (subject to any defenses thereto) shall survive the Effective Date of the Plan and remain unaffected by the Plan, irrespective of whether obligations are owed in connection with a prepetition or postpetition occurrence.
(b)    Indemnification Obligations owed to any of the Debtor’s Professionals pursuant to Bankruptcy Code Sections 327 or 328 and order of the Bankruptcy Court, whether such Indemnification Obligations relate to the period before or after the Petition Date, shall be deemed to be, and shall be treated as though they are, contracts that are assumed pursuant to Bankruptcy Code Section 365 under the Plan.
6.6    Extension of Time to Assume or Reject

Notwithstanding anything set forth in Article [VI] of the Plan, in the event of a dispute as to whether a contract is executory or a lease is unexpired, the Debtor’s right to move to assume or reject such contract or lease shall be extended until the date that is thirty (30) days after entry of a Final Order by the Bankruptcy Court determining that the contract is executory or the lease is unexpired. The deemed assumption provided for in Section [6.1(a)] of the Plan shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the Debtor following the Bankruptcy Court’s determination that the contract is executory or the lease is unexpired.
6.7    Claims Arising from Assumption or Rejection
(a)    Except as otherwise provided in the Plan or by Final Order of the Bankruptcy Court, all (i) Allowed Claims arising from the assumption of any contract or lease shall be treated as Administrative Claims pursuant to Section [3.1(a)] of the Plan; and (ii) Allowed Rejection Damages Claims shall be treated as General Unsecured Claims pursuant to and in accordance with the terms of Section [3.2(d)] of the Plan.
(b)    If the rejection by the Debtor, pursuant to the Plan or otherwise, of a contract or lease results in a Rejection Damages Claim, then such Rejection Damages Claim shall be forever barred and shall not be enforceable against the Debtor or the Reorganized Debtor or the properties of either of them unless a Proof of Claim is (i) filed with the Claims Agent on or before the date that is the first Business Day that is thirty (30) days after the Bankruptcy Court’s entry of an order authorizing the rejection of a contract or lease and (ii) contemporaneously with such filing, served upon (a) if such filing occurs prior to the Effective Date, counsel to the Debtor and counsel to the Consenting Noteholders or (b) if such filing occurs after the Effective Date, counsel to the Reorganized Debtor. All rights of the Debtor or the Reorganized Debtor, as applicable, to object to any Rejection Damages Claim are reserved.

ARTICLE VII
PROVISIONS GOVERNING DISTRIBUTIONS
7.1    Determination of Allowability of Claims and Interests and Rights to Distributions
(a)    Only holders of Allowed Claims and Allowed Interests shall be entitled to receive distributions under the Plan.
(b)    Unless otherwise provided in the Plan, the Disclosure Statement or an order of the Bankruptcy Court (including, inter alia, with respect to Rejection Damage Claims and Claims subject to Bankruptcy Code Section 510(b)), there shall be no requirement for holders of Claims to file Proofs of Claim or Requests for Payment or for holders of Interests to file any proofs of interest. With respect to Filed Claims or filed Proofs of Interest, the Debtor or the Reorganized Debtor shall have the right to object to the Proofs of Claim, Requests for Payment or Proofs of Interest in the Bankruptcy Court by the Claims Objection Deadline, but shall not be required to do so. In no event shall the failure to object in the Bankruptcy Court to any Filed Claim or any proof of interest result in the deemed allowance of any such Claim or Interest. The Debtor or the Reorganized Debtor shall have the right to dispute all alleged Claims (whether Filed Claims or Unfiled Claims) and alleged Interests (whether or evidenced by a filed proof of interest) in any manner that would have been available to it had the Chapter 11 Case not been filed (including, without limitation, by declining to pay any alleged Claim or to recognize any alleged Interest), or may elect in its discretion to have any alleged Claim or Interest adjudicated by the Bankruptcy Court.
(c)    No distributions shall be made on Disputed Claims or Disputed Interests until and unless such Disputed Claims become Allowed Claims and such Disputed Interests become Allowed Interests. No reserve shall be required with respect to any Disputed Claim or Disputed Interest.
7.2    Timing of Distributions to Holders of Allowed Claims and Allowed Interests
Except as otherwise provided herein or as ordered by the Bankruptcy Court, all distributions to holders of Allowed Claims and Allowed Interests as of the applicable Distribution Date shall be made on or as soon as practicable after the applicable Distribution Date, but in no event later than the first Business Day that is twenty (20) days after such date; provided, however, that distributions on account of Noteholder Claims hereunder shall be made on the Effective Date. The Reorganized Debtor or the Disbursing Agent shall have the right, in its discretion, to accelerate any Distribution Date occurring after the Effective Date if the facts and circumstances so warrant.
7.3    Procedures for Making Distributions to Holders of Allowed Claims and Allowed Interests

(a)    On or before the Effective Date, the Debtor (with the consent of the Majority Consenting Noteholders) shall designate the Person(s) (whether the Reorganized Debtor and/or one or more independent third parties) to serve as the Disbursing Agent(s) under the Plan; provided, however, that (i) the Indenture Trustee shall serve as the Disbursing Agent with respect to the Noteholder Claims and (ii) the Indenture Trustee shall transmit distributions to the Noteholders subject to the right of the Indenture Trustee to assert the Indenture Trustee’s Charging Lien against such distributions. If any Disbursing Agent is an independent third party, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out of pocket expenses incurred in connection with such services from the Reorganized Debtor. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Notwithstanding any provision contained in this Plan to the contrary, the distribution provisions contained in the Old Indenture shall continue in effect to the extent necessary to authorize the Indenture Trustee to receive and distribute to the Noteholders pursuant to this Plan on account of Allowed Noteholder Claims and shall terminate completely upon completion of all such distributions.
(b)    The Disbursing Agent(s) shall make distributions to the holders of the Allowed Claims and Allowed Interests in the same manner and to the same addresses as payments are made in the ordinary course of the Debtor’s businesses; provided, however, that if a Filed Claim or filed Proof of Interest references a different payment address, the address on the Filed Claim or filed Proof of Interest shall be used.
(c)     If any holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified by the Debtor, the Claims Agent, or such holder of such holder’s then current address, at which time all missed distributions shall be made to such holder without interest. If any distribution is made by check and such check is not returned but remains uncashed for six (6) months after the date of such check, the Disbursing Agent may cancel and void such check, and the distribution with respect thereto shall be deemed undeliverable. If, pursuant to Section [7.7] of the Plan, any holder is requested to provide an applicable Internal Revenue Service form or to otherwise satisfy any tax withholding requirements with respect to a distribution and such holder fails to do so within six (6) months of the date of such request, such holder’s distribution shall be deemed undeliverable.
(d)    Unless otherwise agreed between the Reorganized Debtor and the applicable Disbursing Agent, amounts in respect of returned or otherwise undeliverable or unclaimed distributions made by the Disbursing Agent on behalf of the Reorganized Debtor shall be returned to the Reorganized Debtor until such distributions are claimed. All claims for returned or otherwise undeliverable or unclaimed distributions must be made (i) on or before the first (1st) anniversary of the Effective Date or (ii) with respect to any distribution made later than such date, on or before six (6) months after the date of such later distribution; after which date all undeliverable property shall revert to the Reorganized Debtor free of any restrictions thereon and the claims of any holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. In the event of a timely claim for any returned or otherwise undeliverable or unclaimed distribution, the Reorganized Debtor shall deliver the applicable distribution amount or property to the Disbursing Agent for distribution pursuant to the Plan.
7.4    Calculation of Distribution Amounts of New Securities
No fractional shares of New Securities shall be issued or distributed under the Plan. Each Person entitled to receive New Securities shall receive the total number of whole shares of New Common Stock or their pro rata share in principal amount of New Notes, whichever is relevant, to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of New Securities, the actual distribution of such New Securities shall be rounded to the next higher or lower whole number as follows: (a) fractions one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number. Notwithstanding the foregoing, (a) if the Person is entitled to New Common Stock and rounding to the next lower whole number would result in such Person receiving zero shares of New Common Stock, such Person shall receive one (1) share of New Common Stock; and (b) if the Person is entitled to a pro rata share in principal amount of New Notes and rounding to the next lower whole number would result in such Person receiving zero dollars worth of New Notes, such Person shall receive a New Note in the principal amount of one $1.00 (One Dollar). If two or more Persons are entitled to fractional entitlements and the aggregate amount of New Securities that would otherwise be issued to such Persons with respect to such fractional entitlements as a result of such rounding exceeds the number of whole New Securities which remain to be allocated, the Disbursing Agent shall allocate the remaining whole New Securities to such holders by random lot or such other impartial method as the Disbursing Agent deems fair. Upon the allocation of all of the whole New Securities authorized under the Plan, all remaining fractional portions of the entitlements shall be cancelled and shall be of no further force and effect. The Disbursing Agent shall have the right to carry forward to subsequent distributions any applicable credits or debits arising from the rounding described in this paragraph.

7.5    Application of Distribution Record Date
On the applicable Distribution Record Date, (a) for all Claims other than Noteholder Claims, the Debtor’s books and records for Unfiled Claims and the claims register maintained by the Claims Agent for Filed Claims, (b) for Noteholder Claims, the transfer ledgers for the Old Notes and (c) for Interests, the records of the Debtor in the case of the Preferred Stock Interests/Claims and the records of the stock transfer agent in the case of the Common Stock Interests/Claims, shall be closed for purposes of determining the record holders of Claims or Interests, and there shall be no further changes in the record holders of any Claims or Interests. Except as provided herein, the Reorganized Debtor, the Disbursing Agent(s), the Indenture Trustee, and each of their respective agents, successors, and assigns shall have no obligation to recognize any transfer of Claims or Interests occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the applicable books and records, claims registers or transfer ledgers as of 5:00 p.m. prevailing Eastern time on the Distribution Record Date irrespective of the number of distributions to be made under the Plan to such Persons or the date of such distributions.
7.6    Surrender of Cancelled Old Securities
As a condition precedent to receiving any distribution on account of its Allowed Claim, each record Noteholder shall be deemed to have surrendered the Old Notes or other documentation underlying each Noteholder Claim, and all such surrendered Old Notes and other documentation shall be deemed to be cancelled pursuant to Section [5.4] of the Plan, except to the extent otherwise provided herein. As a condition precedent to receiving any distribution on account of its Allowed Interest, each holder of an Allowed Common Stock Interest/Claim and an Allowed Preferred Stock Interest/Claim shall be deemed to have surrendered any stock certificate or other documentation underlying each such Interest/Claim, and any such stock certificates and other documentation shall be deemed to be cancelled pursuant to Section [5.4] of the Plan.
7.7    Withholding and Reporting Requirements
In connection with the Plan and all distributions hereunder, the applicable Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent(s) shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements including, without limitation, requiring that, as a condition to the receipt of a distribution, the holder of an Allowed Claim or Allowed Interest complete the appropriate IRS Form W-8 or IRS Form W-9, as applicable to each holder. Notwithstanding any other provision of the Plan, (a) each holder of an Allowed Claim or Allowed Interest that is to receive a distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income and other tax obligations, on account of such distribution, and (b) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the applicable Disbursing Agent to allow it to comply with its tax withholding and reporting requirements. Any property to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution to be held by the Indenture Trustee or the Disbursing Agent, as the case may be, until such time as the Disbursing Agent is satisfied with the holder’s arrangements for any withholding tax obligations.
7.8    Setoffs
The Reorganized Debtor may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtor or the Reorganized Debtor may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtor of any such claim that the Debtor or the Reorganized Debtor may have against such holder.
7.9    Prepayment
Except as otherwise provided in the Plan, any ancillary documents entered into in connection herewith, or the Confirmation Order, the Reorganized Debtor shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.
7.10    Allocation of Distributions

All distributions received under the Plan by holders of applicable Claims shall be deemed to be allocated first to the principal amount of such Claim as determined for United States federal income tax purposes and then to accrued interest, if any, with respect to such Claim.

ARTICLE VIII
CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN
8.1    Conditions to Confirmation
The following are conditions precedent to the occurrence of the Confirmation Date, each of which must be satisfied or waived in accordance with Section [8.3] of the Plan:
(a)    an order, pursuant to Bankruptcy Code Section 1125 (i) shall have been entered finding that the Disclosure Statement contains adequate information, and (ii) shall be in form and substance mutually acceptable to the Debtor, the Majority Consenting Noteholders and Enrichment Corp; and
(b)    the proposed Confirmation Order shall be in form and substance mutually acceptable to the Debtor, the Majority Consenting Noteholders and Enrichment Corp.
8.2    Conditions to Effective Date
The following conditions precedent must be satisfied or waived on or prior to the Effective Date in accordance with Section [8.3] of the Plan:
(a)    the Confirmation Order shall have been entered;
(b)    the Confirmation Order shall, among other things:
(i)    provide that the Debtor and the Reorganized Debtor are authorized and directed to take all actions necessary or appropriate to enter into, implement, and consummate the transactions contemplated by and the contracts, instruments, releases, indentures, and other agreements or documents created under or in connection with the Plan;
(ii)    approve the entry into the Exit Facility in form and substance acceptable to each of the Debtor, the Majority Consenting Noteholders and the lender under the Exit Facility;
(iii)    authorize the issuance of the New Securities; and
(iv)    provide that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall be immediately effective, subject to the terms and conditions of the Plan;
(c)    the Confirmation Order shall be in form and substance mutually acceptable to the Debtor and the Majority Consenting Noteholders;
(d)    the Confirmation Order shall not then be stayed, vacated, or reversed;
(e)    the documents evidencing the Exit Facility shall be in form and substance acceptable to each of the Debtor, the Majority Consenting Noteholders, and the lender under the Exit Facility; to the extent any of such documents contemplate execution by one or more persons, any such document shall have been executed and delivered by the respective parties thereto; and all conditions precedent to the effectiveness of each such document shall have been satisfied or waived;
(f)    any changes to the documents that comprise the Plan Supplement (including the New USEC Governing Documents, the New Indenture (including the Limited Subsidiary Guaranty), the Subsidiary Security Agreement, the New Management Incentive Plan and the Supplementary Strategic Relationship Agreement) shall be mutually acceptable to the Debtor, Enrichment Corp, the Majority Consenting Noteholders, B&W (solely to the extent required by the B&W Plan Support

Agreement), and Toshiba (solely to the extent required by the Toshiba Plan Support Agreement), unless, however, the consent of the Consenting Noteholders is required pursuant to the Noteholder Plan Support Agreement, in which case the consent of the Consenting Noteholders shall be required; to the extent any of such documents contemplates execution by one or more persons, any such document shall have been executed and delivered by the respective parties thereto; and all conditions precedent to the effectiveness of each such document shall have been satisfied or waived, including, without limitation, and with respect to the New Indenture, the effectiveness of the application for qualification of the New Indenture under the Trust Indenture Act of 1939, as amended;
(g)    the Reorganized Debtor shall have arranged for credit availability under the Exit Facility in amount, form, and substance reasonably satisfactory to the Debtor, the Majority Consenting Noteholders, and the lender under the Exit Facility;
(h)    the representations and warranties of the Debtor set forth in the Plan Support Agreements shall continue to be valid, true and accurate in all respects and such Plan Support Agreements shall remain in full force and effect;
(i)    all material authorizations, consents, and regulatory approvals required in connection with consummation of the Plan shall have been obtained;
(j)    all other actions, documents, and agreements necessary to implement the Plan (i) shall be in form and substance mutually acceptable to the Debtor and the Majority Consenting Noteholders, not including ministerial actions, documents and agreements, and (ii) shall have been effected or executed, or will be effected or executed contemporaneously with implementation of the Plan; and
(k)    the fees and expenses required to be paid on the Effective Date pursuant to Sections 10.2(a) and 10.2(b) of the Plan shall have been paid in full in Cash.
8.3    Waiver of Conditions
Each of the conditions set forth in Sections [8.1 and 8.2], with the express exception of the conditions contained in Section [8.1(a)(i) and Sections 8.2(a) and (d)], may be waived in whole or in part by the Debtor without any notice to parties in interest or the Bankruptcy Court and without a hearing, provided, however, that such waiver shall not be effective without the consent of Enrichment Corp, the Majority Consenting Noteholders, B&W (solely to the extent required by the B&W Plan Support Agreement), and Toshiba (solely to the extent required by the Toshiba Plan Support Agreement).

ARTICLE IX
RETENTION OF JURISDICTION
9.1    Scope of Retention of Jurisdiction
Under Bankruptcy Code Sections 105(a) and 1142, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, and except as otherwise ordered by the Bankruptcy Court, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, without limitation, jurisdiction to:
(a)    allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim (whether a Filed Claim or Unfiled Claim) or Interest not otherwise Allowed under the Plan (other than personal injury or wrongful death Claims, unless agreed by the holder), including, without limitation, the resolution of any Request for Payment and the resolution of any objections to the allowance or priority of Claims or Interests;
(b)    hear and determine all applications for Professional Fees and Substantial Contribution Claims; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained Professionals of the Reorganized Debtor shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;
(c)    hear and determine all matters with respect to contracts or leases or the assumption or rejection of any contracts or leases to which a Debtor is a party or with respect to which the Debtor may be liable, including, if necessary and without limitation, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

(d)    effectuate performance of and payments under the provisions of the Plan;
(e)    hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case or the Litigation Rights;
(f)    enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;
(g)    enforce the agreement of Enrichment Corp to execute and deliver the Limited Subsidiary Guaranty and the Subsidiary Security Agreement;
(h)    hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including, without limitation, disputes arising under agreements, documents, or instruments executed in connection with the Plan, provided, however, that any dispute arising under or in connection with the New Securities, the Exit Facility, the New USEC Governing Documents, the New Management Incentive Plan, the New Indenture (including the Limited Subsidiary Guaranty), or the Subsidiary Security Agreement shall be dealt with in accordance with the provisions of the applicable document;
(i)    consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;
(j)    issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;
(k)    enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;
(l)    hear and determine any matters arising in connection with or relating to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Plan Supplement, the Disclosure Statement, or the Confirmation Order;
(m)    enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Case or provided for under the Plan;
(n)    except as otherwise limited herein, recover all assets of the Debtor and property of the Estate, wherever located;
(o)    hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code Sections 346, 505, and 1146;
(p)    hear and determine all disputes involving the existence, nature, or scope of the Debtor’s discharge;
(q)    hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and
(r)    enter a final decree closing the Chapter 11 Case.
9.2    Failure of the Bankruptcy Court to Exercise Jurisdiction
If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Case, including the matters set forth in Section [9.1] of the Plan, the provisions of this Article [IX] shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE X
MISCELLANEOUS PROVISIONS
10.1    Professional Fee Claims and Substantial Contribution Claims
All final Requests for Payment of Professional Fee Claims and Substantial Contribution Claims must be filed and served on the Reorganized Debtor, its counsel, and other necessary parties in interest no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to such Requests for Payment must be filed and served on the Reorganized Debtor, its counsel, and the requesting Professional or other entity no later than twenty (20) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable Request for Payment was served.
10.2    Fees and Expenses of Consenting Noteholders and Preferred Stockholders and Indenture Trustee Expenses
(a)    On the Effective Date, the Reorganized Debtor shall reimburse the then-outstanding (i) reasonable documented out-of-pocket expenses of the Consenting Noteholders and (ii) fees and expenses of each of the Consenting Noteholder Advisors in accordance with the terms of their respective engagement letters; without the need for any of the Consenting Noteholders or either of the Consenting Noteholder Advisors to file an application or otherwise seek Bankruptcy Court approval for such payment.
(b)    On the Effective Date, the Reorganized Debtor shall reimburse the then-outstanding (i) reasonable documented out-of-pocket expenses of the Preferred Stockholders and (ii) fees and expenses of each of the Preferred Stockholder Advisors in accordance with the terms of the respective Plan Support Agreement with each Preferred Stockholder; without the need for any of the Preferred Stockholders or any of the Preferred Stockholder Advisors to file an application or otherwise seek Bankruptcy Court approval for such payment.
(c)    On the Effective Date, the Reorganized Debtor shall pay the Indenture Trustee Expenses without the need for the Indenture Trustee to file an application or otherwise seek Bankruptcy Court approval for the payment of the Indenture Trustee Expenses. With respect to expenses incurred by the Indenture Trustee following the Effective Date on account of efforts related to effectuating a distribution to holders of Allowed Noteholder Claims, no more than thirty (30) days following the Effective Date, the Indenture Trustee shall serve on the Debtor and counsel to the Consenting Noteholders reasonably substantiating documents in support of the expenses incurred by the Indenture Trustee on account of distribution activities following the Effective Date. If within twenty (20) days after the Effective Date, the Reorganized Debtor or the Consenting Noteholders objects in writing to all or a portion of such expenses, (i) the Reorganized Debtor shall pay the undisputed portion of such expenses and (ii) the Indenture Trustee may submit the disputed portion of such expenses to the Bankruptcy Court for resolution. The allowance of the disputed portion of the expenses shall be determined under a “reasonableness” standard, consistent with the Old Indenture. In connection with such allowance, the Indenture Trustee shall not be required to file fee applications or comply with guidelines and rules applicable to fee applications, and shall not be subject to Bankruptcy Code Sections 330 or 503(b). To the extent the Bankruptcy Court allows the disputed portion of such Indenture Trustee expenses in whole or in part, the Reorganized Debtor shall pay such Allowed amount no later than five (5) Business Days after the date of such allowance. The Indenture Trustee shall have no right to payment of any disallowed expenses and shall not be entitled to collect such amounts from the Noteholders.
10.3    Payment of Statutory Fees
All quarterly fees payable pursuant to Section 1930 of Title 28 of the United States Code prior to the Effective Date shall be paid by the Debtor on or before the Effective Date. All such fees payable after the Effective Date shall be paid by the Reorganized Debtor as and when due, until such time as the Chapter 11 Case is closed, dismissed or converted.
10.4    Successors and Assigns and Binding Effect
The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, personal representative, successor, or assign of such Person, including, but not limited to, the Reorganized Debtor and all other parties in interest in the Chapter 11 Case.
10.5    Compromises and Settlements

From and after the Effective Date, the Reorganized Debtor may compromise and settle various Claims against it and/or Litigation Rights and other claims that it may have against other Persons without any further approval by the Bankruptcy Court. Until the Effective Date, the Debtor expressly reserves the right to compromise and settle Claims against it and Litigation Rights or other claims that it may have against other Persons, subject to the approval of the Bankruptcy Court if, and to the extent, required.
10.6    Releases and Satisfaction of Subordination Rights
All Claims against the Debtor and all rights and claims between or among the holders of Claims relating in any manner whatsoever to any claimed subordination rights shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented in Article [III] of the Plan. Distributions under, described in, contemplated by, and/or implemented by the Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim by reason of any claimed subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.
10.7    Releases
(a)    Releases by the Debtor
As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor, the Reorganized Debtor and any Person seeking to exercise the rights of the Debtor’s Estate, including, without limitation, any successor to the Debtor or any Estate representative appointed or selected pursuant to Bankruptcy Code Section 1123(b)(3), shall be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action (including claims or causes of action arising under Chapter 5 of the Bankruptcy Code), and liabilities whatsoever (other than for fraud, willful misconduct, criminal conduct and/or gross negligence), whether direct or derivative, in connection with or related to the Debtor, the Chapter 11 Case, or the Plan (other than the rights of the Debtor and the Reorganized Debtor to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Reorganized Debtor, the Chapter 11 Case, or the Plan, and that may be asserted by or on behalf of the Debtor, the Estate, or the Reorganized Debtor against (i) the Debtor or any of the Non-Debtor Subsidiaries, (ii) any of the directors, officers, and employees of the Debtor or any of the Non-Debtor Subsidiaries serving during the pendency of the Chapter 11 Case, (iii) any Professionals of the Debtor, (iv) each of the Consenting Noteholders (but solely in its capacity as such), (v) each of the Consenting Noteholder Advisors (vi) each of the Preferred Stockholders (but solely in its capacity as such), (vii) each of the Preferred Stockholder Advisors, (viii) the DIP Facility Lender, (ix); the Indenture Trustee, (x) the respective directors, officers, employees, members, participants, agents, representatives, partners, affiliates, counsel and other advisors of each of the parties identified in the foregoing (i) through (ix), but only in their respective capacities on behalf of such parties, and (xi) any of the successors or assigns of any of the parties identified in the foregoing (i) through (x); provided, however, that nothing in this Section [10.7(a)] shall operate to release any intercompany obligations or extinguish any intercompany accounts reflecting amounts owing to or from the Debtor or any of the Non-Debtor Subsidiaries unless otherwise provided in the Plan; and provided further, however, that nothing in this Section [10.7(a)] shall be deemed to prohibit the Debtor or the Reorganized Debtor from asserting and enforcing any claims, obligations, suits, judgments, demands, debts, rights, causes of action or liabilities they may have against any of their employees, directors or officers that is based upon an alleged breach of a confidentiality, noncompete or any other contractual obligation owed to the Debtor or the Reorganized Debtor.
(b)    Limited Release by Directors and Officers
As of the Effective Date, to the fullest extent permissible by applicable law, for good and valuable consideration, the adequacy of which is hereby confirmed, each director and officer of the Debtor or any of the Non-Debtor Subsidiaries serving during the pendency of the Chapter 11 Case shall be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever (other than for actual fraud and/or criminal conduct) against the Debtor, the Reorganized Debtor and any Person seeking to exercise the rights of the Debtor’s Estate, including, without limitation, any successor to the Debtor or any Estate representative appointed or selected pursuant to Bankruptcy Code Section 1123(b)(3) whether such claims are statutory, contractual, or common law claims; provided, however, that nothing herein shall be deemed a waiver or release of any director or officer’s claims or causes of action against the Debtor or the Reorganized Debtor as it relates to wages, salaries, commissions, bonuses, sick pay, personal leave pay, indemnification, severance pay, or other compensation or benefits, or payments or form of remuneration of any kind, excluding payments or remuneration based in stock or equity, owing and arising out of such director or officer’s employment with the Debtor whether such claims are statutory, contractual or common law claims; and provided further, however, that nothing in this Section [10.7(b)] shall operate to (i) prohibit, penalize, or otherwise discourage any applicable director or officer from reporting, providing testimony regarding, or otherwise communicating any nuclear safety concern, workplace safety concern, public safety concern, or concern of any sort, to the U.S. Nuclear Regulatory Commission, the U.S. Department of Labor, or any federal or state government agency, or (ii) prohibits any applicable director or officer from engaging in any activity protected by the Sarbanes-Oxley Act, 18 U.S.C. § 1514A and the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. L. No. 111-203, H.R. 4173.
(c)    Releases by Holders of Claims and Interests
As of the Effective Date, to the fullest extent permissible by applicable law, for good and valuable consideration, the adequacy of which is hereby confirmed, each holder of a Claim or Interest that affirmatively votes in favor of the Plan shall be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever (other than for fraud, willful misconduct, criminal conduct and/or gross negligence) against (i) any of the Non-Debtor Subsidiaries, (ii) any of the directors, officers, and employees of the Debtor or any of the Non-Debtor Subsidiaries serving during the pendency of the Chapter 11 Case, (iii) any Professionals of the Debtor, (iv) each of the Consenting Noteholders (but solely in its capacity as such), (v) the Consenting Noteholder Advisors, (vi) each of the Preferred Stockholders (but solely in its capacity as such), (vii) each of the Preferred Stockholder Advisors, (viii) the DIP Facility Lender, (ix) the Indenture Trustee, (x) the respective directors, officers, employees, members, participants, agents, representatives, partners, affiliates, counsel and other advisors of each of the parties identified in the foregoing (i) through (ix), but only in their respective capacities on behalf of such parties, and (xi) any of the successors or assigns of any of the parties identified in the foregoing (i) through (x) (the Persons identified in clauses (i) through (xi) collectively, the “Claimholder Releasees”) in connection with or related to the Debtor, the Chapter 11 Case, or the Plan (other than the rights under the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Reorganized Debtor, the Chapter 11 Case, or the Plan; provided, however, that nothing herein shall be deemed a waiver or release of a Claim or Interest holder’s right to receive a distribution pursuant to the terms of the Plan or any obligation under the Plan or Confirmation Order. For the avoidance of doubt, this Release by holders of Claims and Interests is not and shall not be deemed a waiver of the Debtor’s rights or claims against the holders of Claims and Interests, including to the Debtor’s rights to assert setoffs, recoupments or counterclaims, or to object or assert defenses to any such Claim, and all such rights, Litigation Rights, causes of action and claims are expressly reserved, except as otherwise provided in the Plan.
10.8    Discharge of the Debtor
(a)    Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtor or any of its assets or properties and, regardless of whether any property shall have been abandoned by order of the Bankruptcy Court, retained, or distributed pursuant to the Plan on account of such Claims, upon the Effective Date, (i) the Debtor shall be deemed discharged and released under Bankruptcy Code Section 1141(d)(1)(A) from any and all Claims, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in Bankruptcy Code Section 502, whether or not (A) a Proof of Claim based upon such debt is filed or deemed filed under Bankruptcy Code Section 501, (B) a Claim based upon such debt is Allowed under Bankruptcy Code Section 502, (C) a Claim based upon such debt is or has been disallowed by order of the Bankruptcy Court, or (D) the holder of a Claim based upon such debt accepted the Plan, and (ii) all Preferred Stock Interests/Claims and Common Stock Interests/Claims shall be terminated.
(b)    As of the Effective Date, except as provided in the Plan or the Confirmation Order, all Persons shall be precluded from asserting against the Debtor or the Reorganized Debtor, any other or further claims, debts, rights, causes of action, claims for relief, liabilities, or equity interests relating to the Debtor based upon any act, omission, transaction, occurrence, or other activity of any nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtor and termination of all USEC Preferred Stock and USEC Common Stock, pursuant to Bankruptcy Code Sections 524 and 1141, and such discharge shall void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.
10.9    Exculpation and Limitation of Liability

(a)    To the fullest extent permitted by applicable law and approved in the Confirmation Order, none of the Debtor, the Reorganized Debtor, the Non-Debtor Subsidiaries, the Debtor’s Professionals, the Consenting Noteholders (solely in their respective capacities as such), the Consenting Noteholder Advisors, the Preferred Stockholders (solely in their respective capacities as such), the Preferred Stockholder Advisors, the DIP Facility Lender, the Indenture Trustee, or any of their respective directors, officers, employees, members, participants, agents, representatives, partners, affiliates, counsel, other advisors, successors or assigns ), shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective present or former directors, officers, employees, members, participants, agents, representatives, partners, affiliates, counsel, other advisors, successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the formulation, negotiation, or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions that are the result of fraud, criminal conduct, gross negligence, or willful misconduct or willful violation of federal or state securities laws or the Internal Revenue Code, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.
(b)    Notwithstanding any other provision of the Plan, to the fullest extent permitted by applicable law and approved in the Confirmation Order, no holder of a Claim or an Interest, no other party in interest, and none of their respective present or former directors, officers, employees, members, participants, agents, representatives, partners, affiliates, counsel, other advisors, successors or assigns, shall have any right of action against the Debtor, the Reorganized Debtor, the Non-Debtor Subsidiaries, the Debtor’s Professionals, the Consenting Noteholders (solely in their respective capacities as such), the Consenting Noteholder Advisors, the Preferred Stockholders (solely in their respective capacities as such), the Preferred Stockholder Advisors, the DIP Facility Lender, the Indenture Trustee, or any of their respective directors, officers, employees, members, participants, agents, representatives, partners, affiliates, counsel, other advisors, successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the formulation, negotiation, or implementation of the Plan, solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions that are the result of fraud, criminal conduct, gross negligence, or willful misconduct or willful violation of federal or state securities laws or the Internal Revenue Code.
10.10        Injunction
(a)    Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Persons that have held, currently hold, may hold, or allege that they hold, a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtor, the Reorganized Debtor, and their respective subsidiaries or their property on account of any such discharged Claims, debts, or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any Lien or encumbrance; (iv) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtor or the Reorganized Debtor; or (v) commencing or continuing any action, in each such case in any manner, in any place, or against any Person that does not comply with or is inconsistent with the provisions of the Plan.
(b)    Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Persons that have held, currently hold, or may hold, a Claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, or liability that is released pursuant to Sections [10.7, 10.8, or 10.9] of the Plan are permanently enjoined from taking any of the following actions on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any Lien or encumbrance; (iv) asserting a setoff against any debt, liability, or obligation due to any released Person; or (v) commencing or continuing any action, in any manner, in any place, or against any Person that does not comply with or is inconsistent with the provisions of the Plan.
(c)    Without limiting the effect of the foregoing provisions of this Section [10.10] upon any Person, by accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth in this Section [10.10].
10.11        Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Bankruptcy Code Sections 105 or 362 or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.
10.12        Modifications and Amendments
The Debtor, subject to the consent of (a) Enrichment Corp, (b) the Majority Consenting Noteholders and (b) the Preferred Stockholders (solely to the extent required by the B&W Plan Support Agreement and the Toshiba Plan Support Agreement, as applicable), may alter, amend, or modify the Plan under Bankruptcy Code Section 1127(a) at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Bankruptcy Code Section 1101(2), the Debtor may, subject to the consent of (x) Enrichment Corp, (y) the Majority Consenting Noteholders and (z) the Preferred Stockholders (solely to the extent required by the B&W Plan Support Agreement and the Toshiba Plan Support Agreement, as applicable), under Bankruptcy Code Section 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.
10.13        Severability of Plan Provisions
If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtor, with the consent of Enrichment Corp, the Majority Consenting Noteholders, B&W (solely to the extent required by the B&W Plan Support Agreement) and Toshiba (solely to the extent required by the Toshiba Plan Support Agreement), shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.
10.14        Revocation, Withdrawal, or Non-Consummation
The Debtor reserves the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtor revokes or withdraws the Plan in accordance with this Section [10.14], or if Confirmation or the Effective Date does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (ii) prejudice in any manner the rights of the Debtor or any Person, including any of Enrichment Corp, the Consenting Noteholders, B&W or Toshiba, in any further proceedings involving the Debtor, or (iii) constitute an admission of any sort by any Debtor or any other Person, including any of Enrichment Corp, the Consenting Noteholders, B&W or Toshiba.
10.15        Notices
Any notice, request, or demand required or permitted to be made or provided to or upon the Debtor or the Reorganized Debtor under the Plan, the Consenting Noteholders or Enrichment Corp, shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, and (d) addressed as follows:
For the Debtor:

USEC INC.
6903 Rockledge Drive
Suite 400
Bethesda, MD 20817
Attn: Peter B. Saba, Esq.

Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Telephone: 301-564-3327
Facsimile: 301-564-3205

with copies to:

LATHAM & WATKINS LLP
885 Third Avenue
New York, NY 10022
Attn: D. J. Baker, Esq. and Rosalie Walker Gray, Esq.
Telephone: 212-906-1200
Facsimile: 212-751-4864

-and-

RICHARDS, LAYTON & FINGER, P.A.
920 North King Street
Wilmington, DE 19801
Attn: Mark D. Collins, Esq.
Telephone: 302-651-7700
Facsimile: 302-651-7701

For Enrichment Corp:

YOUNG CONAWAY STARGATT & TAYLOR, LLP
1000 N. King Street
Wilmington, DE 19801
Attn: James L Patton, Esq. and Rolin Bissell, Esq.
Telephone: 302-571-6600
Facsimile: 302-571-1253

For the Consenting Noteholders:

AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park
New York, NY 10036
Attn: Michael Stamer, Esq. and James R. Savin, Esq.
Telephone: 212-872-1000
Facsimile: 212-872-1002

For Toshiba:

MORRISON & FOERSTER LLP
1290 Avenue of the Americas
New York, NY 10104-0050
Attn: Brett H. Miller, Esq. and Daniel J. Harris, Esq.
Telephone: 212-468-8000
Facsimile: 212-468-7900

For B&W:

BAKER BOTTS L.L.P.
1299 Pennsylvania Ave., NW
Washington, D.C. 20004-2400
Attn: Michael A. Gold, Esq. and Ian E. Roberts, Esq.
Telephone: 202-639-7700
Facsimile: 202-639-7890

Dated: [___________], 2014

USEC INC.,
as the Debtor and Proponent of the Plan

By:______________________________________________
[INSERT NAME OF SIGNATORY]
[INSERT TITLE]

UNITED STATED ENRICHMENT CORPORATION,
as a Co-Proponent and Participant in the Plan for purposes of the Limited Subsidiary Guaranty and the Subsidiary Security Agreement

By:______________________________________________
[INSERT NAME OF SIGNATORY]
INSERT TITLE]

LATHAM & WATKINS LLP
D. J. Baker, Esq.
Rosalie Walker Gray, Esq.
Adam S. Ravin, Esq.
885 Third Avenue
New York, NY 10022
Telephone: 212-906-1200
Facsimile: 212-751-4864

-and-

RICHARDS, LAYTON & FINGER, P.A.
Mark D. Collins, Esq.
Michael J. Merchant, Esq.
920 North King Street
Wilmington, DE 19801
Telephone: 302-651-7700
Facsimile: 302-651-7701

Counsel for Debtor and Debtor in Possession

Exhibit D
Form of USEC Governing Documents

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
[USEC INC.] 1

1 Pursuant to Section 5.1 of its proposed plan of reorganization, USEC Inc. reserves the right to change its name as of the effective date of the plan. If such right is exercised in accordance with the plan, all references to USEC Inc. in this document will be changed to the new name.
USEC Inc. (the “Existing Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:
1.The certificate of incorporation of the Existing Corporation was originally filed with the Secretary of State of the State of Delaware on June 29, 1998 under the name “USEC Inc.” and the original certificate of incorporation was amended on April 25, 2008 and on July 1, 2013 (the “Original Certificate of Incorporation”).
2.This Amended and Restated Certificate of Incorporation amends and restates in its entirety the Original Certificate of Incorporation.
3.On [ ], 20[__], the Existing Corporation filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).
4.This Amended and Restated Certificate of Incorporation has been deemed approved without the need for board of directors or stockholder approval pursuant to Section 303 of the DGCL because it has been adopted pursuant to the Plan of Reorganization of the Existing Corporation, as confirmed on [ ], 20[__] by the Bankruptcy Court (the “Chapter 11 Plan of Reorganization”).
5.This Amended and Restated Certificate of Incorporation has been duly executed and acknowledged by an officer of the Existing Corporation designated by order of the Bankruptcy Court in accordance with the provisions of Sections 242, 245 and 303 of the DGCL.
6.The text of the Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
FIRST:    The name of the corporation is USEC Inc. (hereinafter the “Corporation”).
SECOND:    The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.
THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law as set forth in Title 8 of the DGCL.
FOURTH:
Authorized Shares. The total number of shares of stock which the Corporation is authorized to issue is 120,000,000 shares.  The authorized capital stock is divided into 20,000,000 shares of preferred stock, par value $1.00 per share (“Preferred Stock”), 100,000,000 shares of common stock, par value $.10 per share (“Common Stock”), of which 70,000,000 shares are classified as Class A Common Stock, par value $.10 per share (Class A Common Stock) and 30,000,000 shares are classified as Class B Common Stock, par value $.10 per share (“Class B Common Stock”).  Subject to the rights of any series of Preferred Stock, the number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class shall be required therefor.

Preferred Stock. The shares of Preferred Stock of the Corporation may be issued from time to time in one or more series thereof, the shares of each series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series, adopted by the Board of Directors as hereinafter provided.
Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article FOURTH and to the limitations prescribed by the DGCL, to authorize the issue of one or more classes, or series thereof, of Preferred Stock and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:
the maximum number of shares to constitute such class or series, which may subsequently be increased or decreased by resolution of the Board of Directors unless otherwise provided in the resolution providing for the issue of such class or series, the distinctive designation thereof and the stated value thereof if different than the par value thereof;
the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;
whether the shares of such class or series shall be subject to redemption, in whole or in part, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption, including whether or not such redemption may occur at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event;
the terms and amount of any sinking fund established for the purchase or redemption of the shares of such class or series;
whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;
the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of directors or otherwise;
the restrictions, if any, on the issue or reissue of any additional Preferred Stock;
the rights of the holders of the shares of such class or series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation; and
the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class or series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series.
Class A Common Stock and Class B Common Stock. The Class A Common Stock and Class B Common Stock shall have the following powers, preferences, rights and qualifications, limitations and restrictions:
Definitions. As used in this Section C. of this Article FOURTH, the following terms shall have the following meanings:
“Affiliate” shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership or other ownership interests, by contract or otherwise.
“B&W” shall mean The Babcock & Wilcox Company, a Delaware corporation.

“Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 promulgated under Section 13(d) of the Exchange Act or any successor provisions thereto, and “Beneficial Ownership” shall have a correlative meaning.
“Change of Control” shall mean the occurrence of any of the following:
Any Person shall Beneficially Own, directly or indirectly, through a merger, business combination, purchase, or other transaction or series of transactions, shares of the Corporation’s capital stock entitling such Person at such time to exercise 50% or more of the total voting power of the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors, other than as a result of an acquisition of such stock by the Corporation, any of the Corporation’s Subsidiaries or any of the Corporation’s employee benefit plans (for purposes of this subsection (1), “Person” shall include any group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act).
the Corporation (A) merges or consolidates with or into any other Person, another Person merges with or into the Corporation, or the Corporation conveys, sells, transfers or leases all or substantially all of the Corporation’s assets to another Person or (B) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Class A Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:

(a)	that does not result in a reclassification, conversion, exchange or cancellation of the Corporation’s outstanding Class A Common Stock;

(b)
that is effected solely to change the Corporation’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Class A Common Stock solely into shares of any class or series of Class A Common Stock of the surviving entity; or

(c)
where the issued and outstanding capital stock having voting power to vote generally to elect a majority of the Board of Directors outstanding immediately prior to such transaction is converted into or exchanged for such voting stock of the surviving or transferee Person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Code” shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the United States Internal Revenue Service.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Governmental Authority” shall mean any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court, arbitral body or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over any of the Permitted Holders, the Corporation, any of the Corporation’s Subsidiaries or their respective Property.
“Original Issue Amount” shall mean the aggregate number of shares of Class B Common Stock issued to the Permitted Holders on [ ], 2014, pursuant to the Chapter 11 Plan of Reorganization.
“Permit” shall mean any approval, authorization, certificate, consent, license or permit of or from any Governmental Authority.
“Permitted Holders” shall mean (1) Toshiba America Nuclear Energy Corporation and its Wholly-Owned Affiliates, (2) B&W and its Wholly-Owned Affiliates, (3) a special purpose entity jointly and wholly controlled by Toshiba and B&W and (4) Westinghouse Electric Company, LLC, to the extent it is controlled by Toshiba or a Permitted Holder described under (1) above; provided, however, that each Permitted Holder must be a U.S. Person.

“Permitted Holders’ Aggregate Holding Amount” shall mean, at any relevant time, the aggregate number of shares of Class B Common Stock owned by the Permitted Holders.
“Person” shall mean any individual, corporation, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or any other entity.
“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.
“Qualified Director” shall mean any individual reasonably acceptable to the “Compensation, Nominating and Governance Committee” of the Board of Directors or such other committee of the Board of Directors that may from time to time have responsibility for identifying and recommending to the Board of Directors individuals qualified to serve as directors.
Regulatory Bodies” shall mean the DOE and the U.S. Nuclear Regulatory Commission, and any successor Governmental Authorities thereto.
“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (1) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (2) the interest in the capital or profits of such partnership, joint venture or limited liability company or (3) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.  Notwithstanding the foregoing, American Centrifuge Manufacturing, LLC, a Delaware limited liability company, shall not be considered a Subsidiary of B&W or the Corporation.
“Third-Party Transfer” shall mean an irrevocable Transfer in compliance with Section C.(viii) of this Article FOURTH of all legal ownership, Voting Control and Beneficial Ownership of any share or shares of Class B Common Stock to a Person other than a Permitted Holder or its Affiliates.
“Toshiba” shall mean Toshiba Corporation, a corporation organized under the laws of Japan.
“Transfer” shall have the meaning ascribed to such term in Article NINTH.  Notwithstanding the preceding sentence or Article NINTH, for purposes of this Article FOURTH, “Transfer” shall include the transfer of, or entering into any agreement, arrangement or understanding with respect to, Voting Control over a share or shares of Class B Common Stock.
“U.S. Person” shall mean any person that is treated as a “United States Person” under Code Section 7701(a)(30) and that provides an IRS Form W-9 (or successor form), evidencing a complete exemption from United States withholding tax (including backup withholding tax), on or before the time at which it acquires securities pursuant to this Certificate of Incorporation.
“Voting Control” shall mean, with respect to a share or shares of Class B Common Stock, the power, whether exclusive or shared, revocable or irrevocable, to vote or direct the voting of such share or shares of Class B Common Stock, by proxy, voting agreement or otherwise.
“Wholly-Owned Affiliate” shall mean, as to any Person, any Affiliate that, directly or indirectly, is wholly-owned and controlled (other than by contract) by a Person, or any other Affiliate to which the Corporation, in its sole discretion, consents.
Voting Rights.
The holders of shares of Class B Common Stock shall not be entitled to vote with respect thereto, except as otherwise provided herein or required by applicable law.

Holders of a majority of the voting power of the outstanding Class B Common Stock, voting as a separate class to the exclusion of the holders of any other Common Stock and any other series of Preferred Stock, shall be entitled to elect two Qualified Directors to the Board of Directors (each such director, an “Initial Investor Director”) until the earliest to occur of (i) a Change of Control or (ii) such time as the Permitted Holders’ Aggregate Holding Amount is equal to or less than 75% of the Original Issue Amount, whereupon from and after such time (A) the right of such holders to elect the Initial Investor Directors shall cease, (B) the term of office of the Initial Investor Directors shall immediately and automatically terminate, (C) the Initial Investor Directors will no longer be qualified to serve and (D) the number of directors constituting the Board of Directors shall be immediately and automatically reduced by two Persons.
At such time as when the Permitted Holders do not have the right to elect the Initial Investor Directors in accordance with Section C.(ii)(b)(ii) of this Article FOURTH and the Permitted Holders’ Aggregate Holding Amount is less than 75% but greater than 50% of the Original Issue Amount, the number of directors constituting the Board of Directors shall be increased by one Person and the holders of a majority of the voting power of the outstanding Class B Common Stock, voting as a separate class to the exclusion of the holders of any other Common Stock and any other series of Preferred Stock, shall be entitled to elect one Qualified Director to the Board of Directors (such director, the “Investor Director”) until the earliest to occur of (i) a Change of Control or (ii) such time as the Permitted Holders’ Aggregate Holding Amount is less than or equal to 50% of the Original Issue Amount, whereupon from and after such time (A) the right of the holders of a majority of the voting power of the outstanding Class B Common Stock to elect the Investor Director shall cease, (B) the term of office of the Investor Director shall immediately and automatically terminate, (C) the Investor Director will no longer be qualified to serve and (D) the number of directors constituting the Board of Directors shall be immediately and automatically reduced by one Person.
For the avoidance of doubt, except for the increase or decrease in the number of directors provided for herein, nothing in this Section C.(ii) of this Article FOURTH shall prohibit the Board of Directors from fixing the number of directors constituting the Board of Directors pursuant to the By-Laws.
Subject to the provisions of this Section C.(ii) of this Article FOURTH, each Initial Investor Director or the Investor Director, as applicable, shall serve until the next annual meeting of the stockholders of the Corporation and until his or her successor is elected and qualified in accordance with this Section C.(ii) of this Article FOURTH and the By-Laws, unless any such Initial Investor Director or the Investor Director, as applicable, is earlier removed in accordance with the By-Laws, resigns or is otherwise unable to serve; provided, however, that only the holders of a majority of the voting power of the outstanding Class B Common Stock may remove any such Initial Investor Director or the Investor Director, as applicable, without cause at any time, and the holders of a majority of the voting power of the outstanding shares of the capital stock of the Corporation entitled to vote on the matter may remove any such Initial Investor Director or the Investor Director, as applicable, with cause at any time.  Subject to the provisions of this Section C.(ii) of this Article FOURTH, in the event any Initial Investor Director or the Investor Director, as applicable, is removed, resigns or is unable to serve as a member of the Board of Directors, the holders of a majority of the voting power of the outstanding Class B Common Stock, voting as a separate class to the exclusion of the holders of any other Common Stock and any series of Preferred Stock, shall have the right to fill such vacancy.  Each Initial Investor Director or the Investor Director, as applicable, may only be elected to the Board of Directors by the holders of the Class B Common Stock in accordance with this Section C.(ii) of this Article FOURTH, and each such Initial Investor Director’s or the Investor Director’s seat, as applicable, shall otherwise remain vacant.
Each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder as of the applicable record date on any matter that is submitted to a vote of the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Class A Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock or Class B Common Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.
Notwithstanding Section C.(ii)(a) of this Article FOURTH, the holders of Class B Common Stock shall be entitled to vote together with the holders of Class A Common Stock (and any other class or series of capital stock entitled to vote on the matter with the Class A Common Stock) as a single class with respect to any transactions involving a merger of the Corporation or sale of substantially all of the Corporation’s assets, which must be submitted to the Corporation’s stockholders pursuant to the DGCL; provided, however, that each holder of Class B Common Stock shall be entitled to (A) one vote for each outstanding share of Class B Common Stock held of record by such holder as of the applicable record date, after equitable adjustments for any previous stock splits, stock dividends, reorganizations or similar transactions with respect to the Class A Common Stock, but only to the extent that the aggregate voting power of all of the outstanding Class B Common Stock does not exceed 20% of the total voting power of all outstanding shares of all classes and series of capital stock entitled to vote thereon or (B) if pursuant to clause (A) the aggregate voting power of all of the outstanding Class B Common Stock would exceed 20% of the total voting power of all outstanding shares of all classes and series of capital stock entitled to vote on the matter, such fraction of one vote for each share of Class B Common Stock held of record by such holder as of the applicable record date, after equitable adjustments for any previous stock splits, stock dividends, reorganizations or similar transactions with respect to the Class A Common Stock, such that the aggregate voting power of all of the outstanding Class B Common Stock equaled 20% of the total voting power of all outstanding shares of all classes and series of capital stock entitled to vote thereon.
Notwithstanding Section C.(ii)(a) of this Article FOURTH, the vote or consent of the holders of at least a majority of the outstanding shares of Class B Common Stock, voting as a separate class to the exclusion of the holders of the Class A Common Stock and the Preferred Stock then outstanding and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any provision of this Certificate of Incorporation (by merger, consolidation or otherwise) so as to adversely affect any of the powers, preferences, qualifications, limitations, restrictions and relative participating, optional or other rights of Class B Common Stock.
Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of capital stock having a preference over or the right to participate with the Class A Common Stock and Class B Common Stock with respect to the payment of dividends, dividends may be declared by the Board of Directors and paid on the Class A Common Stock and Class B Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board of Directors in its discretion shall determine.  Except as otherwise required by the DGCL, in any circumstance where the Corporation may declare dividends or otherwise make distributions (including, without limitation, any distribution on liquidation, dissolution or winding-up of the Corporation) on the Class A Common Stock or Class B Common Stock, the Corporation shall declare the same per share dividends or make the same per share distributions, as the case may be, on such other class of stock; provided, however, that if any such dividends or distributions are declared with respect to the Class A Common Stock in the form of additional shares of Class A Common Stock (or rights to acquire Class A Common Stock), such dividends or distributions shall be made with respect to Class B Common Stock in the form of an equivalent number of shares of Class B Common Stock (or rights to acquire Class B Common Stock) and if any such dividends or distributions are declared with respect to Class B Common Stock in the form of additional shares of Class B Common Stock (or rights to acquire Class B Common Stock), such dividends or distributions shall be made with respect to the Class A Common Stock in the form of an equivalent number of shares of Class A Common Stock (or rights to acquire Class A Common Stock).
Voluntary or Involuntary Liquidation.  Subject to the rights of the holders of any series of Preferred Stock outstanding at any time, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of the Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in all assets of the Corporation of whatever kind available for distribution to the holders of the Class A Common Stock and Class B Common Stock.
Subdivision or Combination.  If the Corporation in any manner subdivides or combines the outstanding shares of any of the Class A Common Stock or Class B Common Stock, then the outstanding shares of the Class A Common Stock or Class B Common Stock, as applicable, will be subdivided or combined in the same manner.
Equal Status.  Except as expressly provided in this Article FOURTH, shares of Class A Common Stock and Class B Common Stock shall have the same rights, powers, preferences and restrictions and rank equally, share ratably and be identical in all respect as to all matters.  In any merger, consolidation, reorganization or other business combination, the consideration received per share by the holders of the Class A Common Stock and the holders of the Class B Common Stock in such merger, consolidation, reorganization or other business combination shall be identical; provided, however, that if such consideration consists, in whole or in part, of shares of capital stock of, or other equity interests in, the Corporation or any other corporation, partnership, limited liability company or other entity, then the designation and the powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions of such shares of capital stock or other equity interests may differ to the extent that the designation and the powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions of the shares of Class A Common Stock and the Class B Common Stock differ as provided herein (including, without limitation, with respect to the voting rights and conversion provisions hereof) if and to the extent necessary due to regulatory requirements or restrictions applicable to the entity surviving such merger, consolidation, reorganization or other business combination that are similar in nature to those applicable to the Corporation; and provided, further, that if the holders of the Class A Common Stock or the holders of the Class B Common Stock are granted the right to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of the other class are granted identical election rights, subject to the preceding proviso.
Automatic Conversion.
Subject to Section C.(viii) of this Article FOURTH, a share of Class B Common Stock shall be automatically converted, without any action on the part of the Corporation (other than the subsequent exchange of Class B Common Stock certificates for Class A Common Stock certificates or, in the case of uncertificated shares of Class B Common Stock, upon receipt of proper transfer instructions from the registered holder of the shares of Class B Common Stock or by his, her or its attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form), any holder of Class B Common Stock or any other Person, into one fully paid and nonassessable share of Class A Common Stock upon a Third-Party Transfer of such share, subject to equitable adjustments for any previous stock splits, stock dividends, reorganizations or similar transactions with respect to the Class A Common Stock.
In the event of any automatic conversion pursuant to the terms of Section C.(vii)(a) of this Article FOURTH, the conversion shall be deemed to have been effected upon such Third-Party Transfer (the “Class B Common Stock Automatic Conversion Time”).  At the Class B Common Stock Automatic Conversion Time, the certificate or certificates that represented the shares of Class B Common Stock that were so converted immediately prior to such conversion (the “Converted Class B Common Stock”) shall, automatically and without further action, represent the same number of fully paid and non-assessable shares of Class A Common Stock, subject to equitable adjustments for any previous stock splits, stock dividends, reorganizations or similar transactions with respect to the Class A Common Stock.  Permitted Holders of the Converted Class B Common Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by such Permitted Holder or such Permitted Holder’s authorized attorney to the principal office of the Corporation (or such other office or agency (including the transfer agent, if applicable) of the Corporation as it may designate by notice in writing to the registered Permitted Holder at the address of such Permitted Holder appearing on the books of the Corporation), together with a written notice stating the name or names (with addresses) and denominations in which the certificate or certificates representing such shares of Class A Common Stock are to be issued and including instructions for delivery thereof.  Upon such delivery, the Corporation or its agent shall promptly issue and deliver at such stated address to such holder of shares of Class A Common Stock a certificate or certificates representing the number of shares of Class A Common Stock to which such holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of such holder.  The Person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at and as of Class B Common Stock Automatic Conversion Time, and the rights of such Person as a holder of shares of Class B Common Stock that have been converted shall cease and terminate at and as of Class B Common Stock Automatic Conversion Time, in each case without regard to any failure by such Permitted Holder to deliver the certificates or the notice required by this Section.
Restrictions.
Notwithstanding anything in this Certificate of Incorporation to the contrary and unless the Corporation, in its sole discretion, otherwise agrees in writing, Permitted Holders may not transfer shares of Class B Common Stock if such Transfer would require approvals from or filings with any Regulatory Body in order not to adversely affect the Permits or regulatory status of the Corporation or its Subsidiaries, unless such approvals and/or filings have been made and received; provided, however, this Section C.(viii)(a) of this Article FOURTH shall not apply to any transfer where the transferee received Class A Common Stock pursuant to the terms hereof.
(b)    Any purported conversion or Transfer of Class B Common Stock in violation of this Section C. (vii) or (viii) of this Article FOURTH shall be null and void ab initio.

Legends.  All certificates representing shares of Class B Common Stock shall bear a legend or other restriction substantially to the following effect (it being agreed that if such shares are not certificated, other appropriate restrictions shall be implemented to give effect to the following):
“THIS SECURITY MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF USEC INC.
THIS SECURITY IS SUBJECT TO THE RESTRICTIONS (INCLUDING THE VOTING AND TRANSFER RESTRICTIONS) SET FORTH IN ARTICLES FOURTH AND NINTH OF USEC INC.’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.”
Written Consent.  Any action as to which a class vote of the holders of Class B Common Stock is required pursuant to the terms of this Certificate of Incorporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation.
Reservation of Stock.  The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Class A Common Stock, or shares of Class A Common Stock held in treasury by the Corporation, solely for issuance upon the conversion of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be issuable upon conversion of all the shares of Class B Common Stock then outstanding.  All shares of Class A Common Stock delivered upon conversion of Class B Common Stock shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.
Taxes.  The Corporation shall pay any and all taxes that may be payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of Class B Common Stock.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any Transfer involved in the issue and delivery of shares of Class A Common Stock in a name other than that in which Class B Common Stock so converted was registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.
To the extent prohibited by Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), the Corporation will not issue non-voting equity securities; provided, however, the foregoing restriction will (a) be limited as necessary to facilitate compliance with applicable non-bankruptcy laws governing foreign ownership, as reflected by the terms of this Certificate of Incorporation, (b) have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Corporation and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect.
FIFTH:
The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:
adopt, amend, alter, change or repeal the By-Laws of the Corporation; provided, however, that no By-Laws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such new By-Laws had not been adopted;
determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action; and
exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject to the provisions of the laws of the State of Delaware, this Certificate of Incorporation, and the By-Laws of the Corporation.

The number of directors constituting the Board of Directors shall be as specified in the By-Laws or fixed in the manner provided therein. Whenever the holders of any one or more classes or series of capital stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes unless expressly provided by such terms.
Subject to Section C(ii)(e) of Article FOURTH hereof, any vacancies in the Board of Directors for any reason, including any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election for which such directors have been chosen and until their successors are elected and qualified or their earlier resignation or removal.
Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article FOURTH hereof with respect to any directors elected by the holders of such class or series and subject to Section C.(ii) of Article FOURTH hereof, any director, or the entire Board of Directors, may be removed from office by the stockholders at any time.
In connection with the exercise of its or their judgment in determining what is in the best interests of the Corporation and its stockholders, the Board of Directors of the Corporation, any committee of the Board of Directors or any individual director may, but shall not be required to, in addition to considering the long-term and short-term interests of the stockholders, consider all of the following factors: provision for the protection of the health and safety of the public and the common defense and security of the United States of America, assurance that adequate enrichment capacity will remain available to meet the demands of the domestic electric utility industry, and provision for the protection of the public interest in maintaining reliable and economical uranium mining, enrichment and conversion services. The provisions of this Section shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency the right to be considered.
SIXTH:
Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article FOURTH hereof, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Special meetings of stockholders of the Corporation may be called only by (i) the Chairman, if there be one, or the President or (ii) pursuant to a resolution adopted by (x) the Board of Directors or (y) a committee of the Board of Directors that has been designated by the Board of Directors and whose power and authority include the power to call such meetings. Elections of directors need not be by written ballot, unless otherwise provided in the By-Laws.
SEVENTH:
The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, as the same exists or may hereafter be amended, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for successful proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation. The right to indemnification conferred in this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.
The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation who are not directors or officers similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.
The rights to indemnification and to the advancement of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and advancement of expenses of a director or officer of the Corporation existing pursuant to this Article SEVENTH with respect to any acts or omissions occurring prior to such repeal or modification.
EIGHTH:    No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any amendment, repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or modification with respect to any act or omission occurring prior to such amendment, repeal or modification.
NINTH:
A.Foreign Ownership Review Event. For purposes of this Article NINTH, the term “Foreign Ownership Review Event” shall mean the occurrence of any one or more of the following events: (i) the beneficial ownership by a foreign person of (a) five percent (5%) or more of the issued and outstanding shares of any class of equity securities of the Corporation, (b) five percent (5%) or more in voting power of the issued and outstanding shares of all classes of equity securities of the Corporation, or (c) less than five percent (5%) of the issued and outstanding shares of any class of equity securities of the Corporation or less than five percent (5%) of the voting power of the issued and outstanding shares of all classes of equity securities of the Corporation, if such foreign person is entitled to control the appointment and tenure of any of the Corporation’s management positions or any director; (ii) the beneficial ownership of any shares of any class of equity securities of the Corporation by or for the account of a Contravening Person (as defined below); or (iii) any Adverse Regulatory Occurrence.

B.Information Request. If the Corporation has reason to believe that the ownership or proposed ownership of, acquisition of an interest in, or exercise of rights with respect to, securities of the Corporation by any person, including record holders, beneficial owners and any person presenting any securities of the Corporation for transfer into its name (a “Proposed Transferee”) may constitute a Foreign Ownership Review Event, the Corporation may request of such person and such person shall furnish promptly to the Corporation such information (including, without limitation, information with respect to citizenship, other ownership interests and affiliations as well as any other agreements or arrangements) as the Corporation shall request to enable the Board of Directors to determine whether the ownership of, the acquisition of any interest in, or the exercise of any rights with respect to, securities of the Corporation by such person constitutes a Foreign Ownership Review Event. Any person who is or proposes to be a registered holder of securities of the Corporation shall disclose to the Corporation, at the Corporation’s request, the name and address of the beneficial owner of the securities of the Corporation and any other information relating to such person’s ownership or other interest in securities of the Corporation that the Corporation may request.

Any disclosure of information made under this Section B of Article NINTH shall be delivered to the Corporation promptly upon a request by the Corporation therefor (and in any event within five (5) calendar days of such request). The Corporation may require that any such information be given under oath. The Board of Directors shall be entitled to rely and to act in reliance on any declaration and the information provided to the Corporation pursuant to this Section B of Article NINTH.
C.Suspension of Voting Rights; Refusal to Transfer. If any person, including a Proposed Transferee, from whom information is requested pursuant to Section B of this Article NINTH should fail to respond to such request, or if the Corporation shall conclude that the ownership of, the acquisition of an interest in, or the exercise of any rights of ownership with respect to, securities of the Corporation by any person, including a Proposed Transferee, could constitute or result in any Adverse Regulatory Occurrence, then (i) the Board of Directors may, from time to time in its sole discretion, resolve that neither any record owner nor any beneficial owner of securities held by a person may be Transferred to a Proposed Transferee; and/or (ii) the Board of Directors may, in its sole discretion, resolve that such person, either alone or together with its Related Persons, as of any record date for the determination of holders of securities entitled to vote on any matter, shall not be entitled to vote or cause the voting of all or such portion as the Board of Directors shall determine of the securities of the Corporation owned beneficially or of record by such person or its Related Persons, in person or by proxy or through any voting agreement or other arrangement, (A) on any matter submitted to a vote of such holders or (B) on specified matters as from time to time determined by the Board of Directors. The Corporation may disregard any votes purported to be cast in excess of or otherwise in violation of the restrictions or limitations set forth in sub-section (ii) of Section C of this Article NINTH. Any action by the Board of Directors pursuant to this Article NINTH may remain in effect for as long as the Board of Directors determines such action is necessary to prevent or remedy any Adverse Regulatory Occurrence. Notwithstanding the foregoing, the Board of Directors may, from time to time in its sole discretion, (1) resolve to release any restriction on Transfer set forth herein from any number of securities, on terms and conditions and in ratios and numbers to be fixed by the Board of Directors in its sole discretion, and (2) resolve to release any of the securities of the Corporation from any of the limitations or restrictions on voting set forth in sub-section (ii) of Section C of this Article NINTH.

D.Legends. If any securities of the Corporation are represented by a certificate, a legend shall be placed on such certificate to the effect that such securities are subject to the restrictions set forth in this Article NINTH. If any such securities shall not be represented by certificates, then the Corporation shall require, to the extent required by law, that an analogous notification of such restrictions be used in respect of such securities.

E.Joint Ownership. For purposes of this Article NINTH, where the same shares of any class of equity securities of the Corporation are held or beneficially owned by one or more persons, and any one of such persons is a foreign person or a Contravening Person, then such shares shall be deemed to be held or beneficially owned by a foreign person or Contravening Person, as applicable.

F.Redemption and Exchange. Without limiting the generality of the foregoing and notwithstanding any other provision of this Certificate of Incorporation to the contrary, any shares held or beneficially owned by a foreign person or a Contravening Person shall always be subject to redemption or exchange by the Corporation by action of the Board of Directors, pursuant to Section 151 of the DGCL or any other applicable provision of law, to the extent necessary in the judgment of the Board of Directors to prevent any Adverse Regulatory Occurrence. Except where the context provides otherwise, as used in this Certificate of Incorporation, “redemption” and “exchange” are hereinafter collectively referred to as “redemption”, references to shares being “redeemed” shall be deemed to include shares which are being “exchanged”, and references to “redemption price” shall be deemed to include the amount and kind of securities for which any such shares are exchanged. The terms and conditions of such redemption shall be as follows:
(a)the redemption price of the shares to be redeemed pursuant to this Article NINTH shall be equal to the fair market value of the shares to be redeemed, as determined by the Board of Directors in good faith unless the Board of Directors determine in good faith that the holder of such shares knew or should have known its ownership or beneficial ownership would constitute a Foreign Ownership Review Event, in which case the redemption price for any such shares, other than shares for which the Board of Directors had determined at the time of the holder’s purchase that the ownership of, or exercise of rights with respect to, such shares did not, at such time, constitute an Adverse Regulatory Occurrence, shall be equal to the lower of (i) the fair market value of the shares to be redeemed and (ii) such foreign person’s or Contravening Person’s purchase price for such shares;
(b)the redemption price of such shares may be paid in cash, securities or any combination thereof and the value of any securities constituting all or any part of the redemption price shall be determined by the Board of Directors in good faith;
(c)if less than all the shares held or beneficially owned by foreign persons are to be redeemed, the shares to be redeemed shall be selected in any manner determined by the Board of Directors to be fair and equitable;
(d)at least 30 days’ written notice of the redemption date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the redemption date may be the date on which written notice shall be given to record holders if the cash or redemption securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed, duly endorsed in blank or accompanied by duly executed proper instruments of transfer;
(e)from and after the redemption date, the shares to be redeemed shall cease to be regarded as outstanding and any and all rights attaching to such shares of whatever nature (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and the holders thereof thenceforth shall be entitled only to receive the cash or securities payable upon redemption; and
(f)the redemption shall be subject to such other terms and conditions as the Board of Directors shall determine.
In connection with any exchange effected pursuant to Section F of this Article NINTH, authority is hereby expressly granted to the Board of Directors, subject to this Certificate of Incorporation and the DGCL, to fix the designations, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of any securities of the Corporation issued in exchange for any issued and outstanding securities of the Corporation held or beneficially owned by a foreign person or Contravening Person.

G.Board Action. The Board of Directors shall have the exclusive right to interpret all issues arising under this Article NINTH (including but not limited to determining whether a Foreign Ownership Review Event has occurred, whether an Adverse Regulatory Occurrence has occurred, whether a person is a foreign person or a Contravening Person, whether a person is an Affiliate of another person or a Related Person, whether a person controls or is controlled by another person and whether a person is the beneficial owner of securities of the Corporation, and whether a person has met the requirements of Section B of this Article NINTH with regard to the provision of information), and the determination of the Board under this Article NINTH shall be final, binding and conclusive. The Bylaws of the Corporation may make appropriate provisions to effectuate the requirements of this Article NINTH to the extent set forth herein and the Board may, at any time and from time to time, adopt such other or additional reasonable procedures as the Board may deem desirable or necessary to comply with Regulatory Restrictions, to prevent or remedy any Adverse Regulatory Occurrence, to address any issues arising in connection with a Foreign Ownership Review Event or to otherwise carry out the provisions of this Article NINTH.

H.Certain Definitions. For purposes of this Article NINTH,

“Adverse Regulatory Occurrence” shall mean any ownership of, or exercise of rights with respect to, shares of any class of equity securities of the Corporation or other exercise or attempt to exercise control of the Corporation that is inconsistent with, or in violation of, any Regulatory Restrictions, or that could jeopardize the continued operations of the Corporation’s facilities.
“Affiliate” and “Affiliated” shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
“Contravening Person” shall mean (i) a person acting as an agent for a Foreign Enrichment Provider with respect to uranium or uranium products or (ii) a Foreign Competitor.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Foreign Competitor” shall mean a Foreign Enrichment Provider or a person Affiliated with a Foreign Enrichment Provider in such a manner as to constitute a Foreign Ownership Review Event.
“Foreign Enrichment Provider” shall mean any person incorporated, organized or having its principal place of business outside of the United States which is in the business of enriching uranium for use by nuclear reactors or any person incorporated, organized or having its principal place of business outside of the United States which is in the business of creating a fissile product capable of use as a fuel source for nuclear reactors in lieu of enriched uranium.
“foreign person” shall mean (i) an individual who is not a citizen of the United States of America; (ii) a partnership in which any general partner is a foreign person or the partner or partners having a majority interest in partnership profits are foreign persons; (iii) a foreign government or representative thereof; (iv) a corporation, partnership, trust, company, association or other entity organized or incorporated under the laws of a jurisdiction outside of the United States and (v) a corporation, partnership, trust, company, association or other entity that is controlled directly or indirectly by any one or more of the foregoing.
“person” shall include natural persons, corporations, partnerships, companies, associations, trusts, joint ventures, other entities, governments, or political subdivisions, agencies or instrumentalities of governments.
“Regulatory Restrictions” shall mean the regulations, rules or restrictions of any governmental entity or agency which exercises regulatory power over the Corporation and its subsidiaries, and their businesses, operations or assets, including, without limitation, the U.S. Nuclear Regulatory Commission.
“Related Person” shall mean with respect to any person:
(1)any Affiliate of such person;
(2)any other person(s) with which such first person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of securities of the Corporation;

(3)in the case of a person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of such person and, in the case of a person that is a partnership or a limited liability company, any general partner, managing member or manager of such person, as applicable;
(4)in the case of a person that is a natural person, any relative or spouse of such natural person, or any relative of such spouse who has the same home as such natural person or who is a director or officer of the Corporation or any of its Affiliates;
(5)in the case of a person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable; and
(6)in the case of a person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable.
“Transfer” shall mean (with its cognates having corresponding meanings), with respect to any securities of the Corporation, any direct or indirect assignment, sale, exchange, transfer, tender or other disposition of such securities or any interest therein, whether voluntary or involuntary, by operation of law or otherwise (and includes any sale or other disposition in any one transaction or series of transactions and the grant or transfer of an option or derivative security covering such securities), and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing; provided, however, that a “Transfer” shall not occur simply as a result of the grant of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the Exchange Act.
I.Amendment. Any amendment, alteration, change or repeal of this Article NINTH shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) the affirmative vote of holders of at least two-thirds of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

TENTH: The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article FOURTH hereof and which relate to such class or series of Preferred Stock, any such amendment, alteration, change or repeal shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ELEVENTH: In the event that any of the provisions of this Certificate of Incorporation (including any provision within a single Section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed on this [__] day of [__] 2014 in its name and attested by duly authorized officer.
By:    ___________________
Name:
Title

L&W DRAFT 3/3/2014
ALL RIGHTS RESERVED
CONFIDENTIAL
FOR SETTLEMENT AND DISCUSSION PURPOSES ONLY
SUBJECT TO FRE 408

SECOND
AMENDED AND RESTATED
BYLAWS
OF
[USEC INC.] 4
(hereinafter called the “Corporation”)
4 Pursuant to Section 5.1 of its proposed plan of reorganization, USEC Inc. reserves the right to change its name as of the effective date of the plan. If such right is exercised in accordance with the plan, all references to USEC Inc. in this document will be changed to the new name.

ARTICLE I
OFFICES
Section 1.    Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2.    Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.    Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.    Annual Meetings. The annual meeting of stockholders (the “Annual Meeting”) shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote members of a Board of Directors, and transact such other business as may properly be brought before the meeting. Unless otherwise required by law, written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.
Section 3.    Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders (the “Special Meetings”), for any purpose or purposes, may be called by either the Chairman, if there be one, or the President, and shall be called by any such officer at the request in writing of (i) the Board of Directors or (ii) a committee of the Board of Directors that has been designated by the Board of Directors and whose power and authority include the power to call such meetings. Such request shall state the purpose or purposes of the proposed meeting. Unless otherwise required by law, written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. At a Special Meeting only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).
Section 4.    Quorum. Unless otherwise required by law or by the then-current certificate of incorporation of the Corporation (the “Certificate of Incorporation”), the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting.
Section 5.    Proxies. Any stockholder entitled to vote may do so in person or by his or her proxy appointed by an instrument in writing subscribed by such stockholder or by his or her attorney thereunto authorized, delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for him or her as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority:
(i)    A stockholder may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the stockholder or his or her authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.
(ii)    A stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
Section 6.    Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.
Section 7.    List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.
Section 8.    Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 9.    Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 9.
In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety nor more than one hundred twenty calendar days prior to the first anniversary date of the Annual Meeting for the prior year; provided, however, that in the event that the date of the Annual Meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an Annual Meeting commence a new time period for the giving of a stockholder notice as described above.
To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (v) a statement, signed under oath and in such reasonable detail as the Board of Directors may require, that such stockholder is not a foreign person (as defined in the Certificate of Incorporation) or under the control of a foreign person and that such stockholder is not a Contravening Person (as defined in the Certificate of Incorporation) or under the control of a Contravening Person, (vi) an undertaking to notify the Corporation if the statement specified in clause (v) becomes untrue in any respect from the date such statement is given up to and including the date and time of the vote for the proposed nominee and (vii) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9. If the Chairman of the meeting determines (a) that a nomination was not made in accordance with the foregoing procedures, (b) that at the date and time of the vote for the proposed nominee the stockholder who nominated such nominee is a foreign person or under the control of a foreign person or (c) that at the date and time of the vote for the proposed nominee the stockholder who nominated such nominee is a Contravening Person (as defined in the Certificate of Incorporation) or under the control of a Contravening Person, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
Nothing in this Section 9 shall be deemed to affect any rights of the holders of any series of Preferred Stock (as defined in the Certificate of Incorporation) or holders of Class B Common Stock (as defined in the Certificate of Incorporation) to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
Section 10.    Business at Annual Meetings. No business may be transacted at an Annual Meeting, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 10.
In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety nor more than one hundred twenty calendar days prior to the first anniversary date of the Annual Meeting for the prior year; provided, however, that in the event that the date of the Annual Meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an Annual Meeting commence a new time period for the giving of a stockholder’s notice as described above.
To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.
No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 10, provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 10 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
Section 11.    Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of meetings of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.
Section 12.    Inspectors of Election. In advance of any meeting of stockholders, the Board by resolution or the Chairman shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.
ARTICLE III
DIRECTORS

Section 1.    Number and Election of Directors. Subject to the rights of the holders of any series of Preferred Stock or the holders of the Class B Common Stock to elect directors, the Board of Directors shall consist of not less than three nor more than twenty members, the exact number of which shall be fixed by the Board of Directors. Except as provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast at Annual Meetings. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders. Directors must be citizens of the United States of America (other than any directors elected by the holders of any series of Preferred Stock or the holders of the Class B Common Stock, who must satisfy the qualifications specified in the terms of such Preferred Stock or Class B Common Stock, as applicable).
Section 2.    Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
Section 3.    Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or by a majority of directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight hours before the date of the meeting, by telephone or telegram on twenty-four hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Unless otherwise indicated in the notice thereof, all business may be transacted at a special meeting of the Board of Directors.
Section 4.    Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as Chairman. The Secretary of the Corporation shall act as Secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of Secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.
Section 5.    Quorum. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
Section 6.    Actions by Written Consent. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
Section 7.    Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.
Section 8.    Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 9.    Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
Section 10.    Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
ARTICLE IV
OFFICERS
Section 1.    General. The Board of Directors shall elect a Chairman of the Board of Directors (who must be a director) or a President, or both, and a Secretary and a Treasurer and may elect one or more Vice Chairmen of the Board of Directors (who must be directors) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers, as the Board may determine. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. Except as may be stipulated by a resolution of the Board of Directors, the officers of the Corporation may, but need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors or Vice Chairman of the Board of Directors, need such officers be directors of the Corporation.
Section 2.    Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.
Section 3.    Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
Section 4.    Chairman of the Board of Directors; Vice Chairmen of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors. The Board of Directors may, by resolution, from time to time confer like powers upon one or more Vice Chairmen of the Board of Directors to serve in the absence or disability of the Chairman of the Board of Directors. If there shall be more than one Vice Chairman of the Board of Directors, they shall act as Chairman by order of their seniority on the Board of Directors or as otherwise determined by the Board of Directors.
Section 5.    President. The President, subject to the control of the Board of Directors, shall have general charge and supervision and authority over all operations of the Corporation and shall have such powers and perform such duties as are incident to his or her office or as may be properly granted to or required by him or her by the Board of Directors, by the Chairman of the Board of Directors or by these Bylaws. The President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or the Board of Directors.
Section 6.    Vice Presidents. At the request of the President or in his or her absence or in the event of his or her inability or refusal to act (and if there be no Chairman or Vice Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer from time to time may prescribe. If there be no Chairman or Vice Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
Section 7.    Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
Section 8.    Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or the Chief Executive Officer. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation. The Treasurer shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he or she shall be.
Section 9.    Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
Section 10.    Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 11.    Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors or the Chief Executive Officer. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
Section 12.    Division or Other Business Unit Officers. The Board of Directors may appoint or authorize an officer of the Corporation to appoint in writing officers of a division or other business unit of the Corporation. Unless elected or appointed as an officer of the Corporation by the Board of Directors or pursuant to authority granted by the Board of Directors, an officer of a division or other business unit shall not, as such, be an officer of the Corporation, except that such person shall be an officer of the Corporation for the purposes of executing and delivering documents on behalf of the Corporation or for other specific purposes, if and solely to the extent that such person may be authorized to do so by the Board of Directors. Unless otherwise provided in the writing appointing an officer of a division or other business unit, such person’s term of office shall be for one year and until that person’s successor is appointed and qualified. Any officer of a division or other business unit may be removed with or without cause by the Board of Directors or by the officer, if any, of the Corporation then authorized by the Board of Directors to appoint such officer of a division or other business unit. The Board of Directors may prescribe or authorize an officer of the Corporation or an officer of a division or other business unit to prescribe in writing the duties and powers and authority of officers of divisions or other business units.
ARTICLE V
STOCK
Section 1.    Form of Certificates. The shares of capital stock of the Corporation shall be uncertificated and shall not be represented by certificates, except to the extent as may be required by applicable law or as may otherwise be authorized by the Board of Directors. To the extent that shares are represented by certificates, every holder of capital stock of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by (a) the Chairman of the Board, the President or a Vice President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form.
Section 2.    Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 3.    Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.
Section 4.    Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by his or her attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the Corporation shall determine to waive such requirement. No transfer shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 5.    Record Date.
(a)    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 6.    Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.
Section 7.    Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
ARTICLE VI
NOTICES
Section 1.    Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile, telex or cable.
Section 2.    Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present by person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.
ARTICLE VII
GENERAL PROVISIONS
Section 1.    Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
Section 2.    Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 3.    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.    Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE VIII
INDEMNIFICATION
Section 1.    Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
Section 2.    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
Section 3.    Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.
Section 4.    Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.
Section 5.    Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
Section 6.    Expenses Payable in Advance. Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII.
Section 7.    Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, statute, agreement, contract, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.
Section 8.    Primacy of Indemnification. The Corporation hereby acknowledges that any person that may be indemnified pursuant to these Bylaws (an “Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by an employer, partner or affiliate of such person and certain of their affiliates (collectively, the “Third Party Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to each Indemnitee are primary and any obligation of the Third Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by these Bylaws and the Certificate of Incorporation (or any other agreement between the Corporation and an Indemnitee), without regard to any rights Indemnitee may have against the Third Party Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Third Party Indemnitors from any and all claims against the Third Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Third Party Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Third Party Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Corporation. The Corporation agrees that the Third Party Indemnitors are express third party beneficiaries of the terms of this Section 8 or ARTICLE VIII.
Section 9.    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or shall be a director, officer or employee of the Corporation, or is or was or shall be a director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VIII.
Section 10.    Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers or employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was a director, officer or employee of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.
Section 11.    Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 12.    Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director, officer or employee in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
Section 13.    Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.
Section 14.    Effect of Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or admission occurring prior to the time of such repeal of modification.
ARTICLE IX
AMENDMENTS
Section 1.    Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. Subject to the requirements of the Certificate of Incorporation, all such amendments must be approved by either the affirmative vote of the holders of at least 50% of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class or by a majority of the entire Board of Directors then in office.
Section 2.    Entire Board of Directors. As used in this Article IX and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.